UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

May 7, 2025 | 9:00 a.m. Eastern Time

YEARS OF POWERING A SUSTAINABLE FUTURE

ORMAT

YEARS OF POWERING A SUSTAINABLE FUTURE

ORMAT

MISSION

Being a global leader and provider of renewable energy, while building a geographically balanced portfolio of geothermal, recovered energy and energy storage assets.

VALUES

CONSTANT RENEWAL

We continually seek new challenges, advance new technologies, enter new fields and test new business models.

COURAGE

We act with the certainty that comes from knowledge, experience, prudent risk management and an unwavering focus on delivering the best results for our clients.

STABILITY

It defines our workforce, technologies, products, facility performance and our firm financial foundation.

FULL COMMITMENT

We are fully committed to our stakeholders and to building a sustainable future.

CREATIVITY

We understand and fully appreciate the uniqueness of the customers we serve and the vital role creativity plays in finding the right solutions.

Tungsten Power Plant

A LETTER FROM OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

March 27, 2025

DEAR STOCKHOLDER,

As we celebrate Ormat's 60th anniversary, we are filled with immense pride and gratitude for the journey we have undertaken together. This milestone is a testament to the dedication, innovation, and resilience that have defined Ormat since its inception.

Over the past six decades, Ormat has grown from a visionary idea into a global leader in the renewable energy sector. Our unwavering commitment to sustainability, technological advancement, and community engagement has driven us to consistently push the boundaries of what is possible. We have set new standards in geothermal energy and expanded our portfolio to include solar and energy storage solutions.

We are pleased to report that 2024 was a year of strong results for Ormat, despite some operational challenges. We had solid GAAP net income and GAAP diluted EPS, and our Adjusted EBITDA, and Adjusted EPS exceeded expectations, reflecting the successful execution of our strategic initiatives and the dedication of our team. We achieved significant growth in our global portfolio, expanded our market presence, and enhanced operational efficiency.

In 2024, we successfully launched and operated three new storage projects, signed three new PPAs for storage projects and one Resource Adequacy agreement, completed an 11 MW geothermal repower, and conducted several successful drilling campaigns around the world. Additionally, our products division signed contracts totaling $250 million to build geothermal plants for third parties. We also opened a new U.S. Corporate office, consolidating our workforce from three separate locations to foster better internal collaboration and drive our company forward.

This anniversary is not just a celebration of our past achievements but also a moment to look forward to the future. We are excited about the opportunities that lie ahead and are confident in our ability to continue driving growth and creating value for our shareholders. Our strategic initiatives are focused on expanding our market presence, enhancing operational efficiency, and investing in cutting-edge technologies that will shape the future of energy. We see significant opportunities with the advancement of AI technologies that require the support of data centers and believe that geothermal energy is an important source of baseload energy to support this increased demand.

We extend our sincere thanks to our employees, whose hard work and dedication are the backbone of our success. We also express our gratitude to our shareholders for their continued trust and support. Together, we will continue to build on our legacy and achieve new heights.

Thank you for being a part of Ormat's journey. We look forward to sharing many more milestones with you.

Isaac Angel Chairman of the Board	Doron Blachar Chief Executive Officer

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	01

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS	3

2025 PROXY STATEMENT SUMMARY	5

VOTING ROADMAP	11

PROPOSAL 1 – ELECTION OF DIRECTORS	15

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	34

COMPENSATION DISCUSSION AND ANALYSIS	35

EXECUTIVE COMPENSATION TABLES	50

PAY RATIO	59

PAY VERSUS PERFORMANCE	60
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64

TRANSACTIONS WITH RELATED PERSONS	66

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	67

EQUITY COMPENSATION PLAN INFORMATION	68

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	69

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	71

OTHER MATTERS	74

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	76

02	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2025 Annual Meeting of Stockholders (the “Annual Meeting” or the “2025 Annual Meeting”). The Annual Meeting will be held on May 7, 2025 at 9:00 a.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

DATE Wednesday, May 7, 2025	TIME 9:00 a.m. Eastern Daylight Time	LOCATION Virtual at https:// web.lumiconnect.com/ 251938693	RECORD DATE March 12, 2025

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page
1	Election to our Board of Directors of the eight director nominees	FOR each of the nominees	15
2	Advisory vote on the compensation for our named executive officers	FOR	34
3	Ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm	FOR	64

Stockholders will also transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

WHO CAN VOTE: The record date for the Annual Meeting is March 12, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

VOTING: Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail, or otherwise virtually at the Annual Meeting. Please review the instructions on the proxy card (or, if you hold your shares in “street name” through a broker, bank or other nominee, voting instruction form) regarding each of these voting options.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2025:

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“Fiscal 2024”), via the Internet at https://www.astproxyportal.com/ast/13766, as well as how to vote online or by telephone. We are first making this Proxy Statement and the accompanying materials available to our stockholders on or about March 27, 2025.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	03

| NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

CASTING YOUR VOTE

How to Vote
	Internet Visit the applicable voting website and follow the on-screen instructions.	Telephone Within the United States, U.S. Territories and Canada, call toll-free.	Mail Complete, sign and mail your proxy card (if a stockholder of record) or voting instruction form (if a street name holder) in the self-addressed envelope provided to you.	Virtually Attend the Annual Meeting and cast your vote on the meeting website.
Stockholders of Record (Shares registered in your name with Ormat’s transfer agent)	www.voteproxy.com	+1 (800) 776-9437		https://web.lumiconnect. com/251938693 password: ormat2025
Street Name Holders (Shares held through a broker, bank or other nominee)	Refer to voting instruction form.	Refer to voting instruction form.		Refer to voting instruction form.

If you own shares that are traded through the Tel Aviv Stock Exchange (“TASE”), you may vote your shares in one of the following ways:

•	By Mail / E-Mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee), indicating that you were the beneficial owner of the shares as of the record date of March 12, 2025 (the “Record Date”), and return the proxy card, along with the ownership certificate, by mail, to the Company’s registered office, 1 Shidlovsky Street, Yavne 8122101, Israel, or by e-mail, to corporate_secretary@ormat.com, to be received no later than 6:59 a.m., Israel time, on Wednesday, May 7, 2025. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

•	By Voting Electronically. Vote your shares through the electronic voting system of the Israel Securities Authority (https://votes.isa.gov.il), subject to proof of ownership of the shares on the Record Date, as required by law. Voting through the electronic voting system will be allowed until 6:59 a.m., Israel time, on Wednesday, May 7, 2025. You may receive guidance on the use of the electronic voting system from the TASE member through which you hold your shares.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Doron Blachar our Chief Executive Officer, Assaf Ginzburg, our Chief Financial Officer, and Jessica Woelfel, our General Counsel, Chief Compliance Officer and Corporate Secretary, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

By Order of the Board of Directors.

JESSICA WOELFEL

General Counsel, Chief Compliance Officer and
Corporate Secretary

March 27, 2025

04	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

2025 PROXY STATEMENT SUMMARY |

2025 PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2025 Annual Meeting of Stockholders (the “Annual Meeting” or the “2025 Annual Meeting”). The Annual Meeting will be held on May 7, 2025 at 9:00 a.m. Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

WHO WE ARE

At Ormat, we’re always on, delivering renewable power and energy solutions to our customers around the clock and around the world. Clean, reliable energy solutions provided from geothermal power, recovered energy, as well as solar photovoltaic (“PV”) and energy storage solutions, is our expertise, commitment and focus.

With 60 years of experience, Ormat is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. Ormat owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter—a power generation unit that converts low-, medium- and high-temperature heat into electricity. Ormat has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,400MW of gross capacity, including geothermal and REG sites, as of December 31, 2024. Ormat leverages its core capabilities in the geothermal and REG industries and its global presence to expand its activities in clean energy production and energy storage solutions.

A Leading Renewable Energy Provider

60
Years of experience

Own & operate
1.5GW
Geothermal, Storage, Solar PV & REG

~1,500
Employees

80%
of 2024 revenues

ELECTRICITY

16%
of 2024 revenues

PRODUCT

4%
of 2024 revenues

ENERGY STORAGE

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	05

| 2025 PROXY STATEMENT SUMMARY

Our Current Global Portfolio

By the end of 2028, we aim to add 402MW to 502MW, reaching between 1,650MW to 1,750MW in our Electricity segment. Additionally, we plan to add 660MW to 760MW, bringing our total generation capacity between 950MW to 1,050MW in our Storage segment.

* The information presented is correct as of the publication of this report.

** Ormat owns a 12.75% interest in the 330MW Sarulla Complex and a 49% interest in the 35MW Ijen Complex.

Ormat’s current total generating portfolio is 1,538MW and encompasses a diverse range of geothermal, solar PV, battery storage, and REG assets strategically distributed across the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe. We are committed to identifying opportunities and mitigating risks associated with climate change, and we actively strive to minimize our environmental impact in areas such as climate, water use, and waste reduction. Our geothermal power plants emit significantly lower levels of carbon dioxide compared to coal or other fossil fuel-based power plants, while providing a consistent and stable power supply, making them an ideal source of renewable ‘baseload’ power.

06	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

2025 PROXY STATEMENT SUMMARY |

Ormat is Well-Positioned in the Value Chain

For both geothermal energy and energy storage

Key Highlights

Financial Strength: 2024 Results

4% Energy Storage Segment $38M
16% Product Segment $140M
$880M Revenues
80% Electricity Segment $702M

$124M
2024 Net income(1)

Electricity:
Diversified Portfolio

24% International
Electricity
76% US

Strong Financial Positioning
Installed capacity growth (MW)

1,005
1,095
1,158
1,285
1,538
2020
2021
2022
2023
2024
Geothermal
REG
Solar
Storage

Revenues Growth ($m)

$705
$663
$734
$829
$880
2020
2021
2022
2023
2024
Electricity
Product
Storage

(1) Net Income attributable to the Company’s stockholders.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	07

2025 PROXY STATEMENT SUMMARY

Strategic Highlights

In January 2024, we closed the acquisition of a portfolio of geothermal and solar assets from Enel Green Power North America, advancing our Electricity Segment growth plans and strengthening the Company's presence in the United States.
Received approval from the HPUC for two final amendments to the PPA between Puna Geothermal Venture and Hawaiian Electric, elevating the contract capacity to 46MW, with a minimum contracted capacity of 30 MW.
Signed a 30-year PPA with EDF for the development of a new 10MW geothermal power plant in Guadeloupe.
Commenced the operation of the 6MW Beowawe Repower geothermal power plant.
Signed a 15-year Resource Adequacy Purchase and Sale Agreement with the City of Riverside for the 80MW/ 320MWh Shirk Battery Energy Storage System.
Signed two seven-year tolling agreements with Equilibrium Energy for the Lower Rio 60MW/120MWh and Bird Dog 60MW/120MWh Energy Storage facilities in Texas.
Successfully commenced commercial operation of our largest energy storage facility, the Bottleneck project. This 80MW/320MWh Battery Energy Storage System (“BESS”), located in the Central Valley of California, will provide ancillary services to San Diego Gas & Electric (“SDG&E”) under a 15-year Tolling Agreement signed in 2022.
Announced the successful deal to transfer ITCs from the 80MW/320MWh Bottleneck Project to a third party with favorable pricing.
Signed an Engineering, Procurement, and Construction ("EPC") contract with Contact Energy for the development of the Te Mihi Stage 2 101MW geothermal power plant in New Zealand. The EPC contract is valued at approximately $200 million.
Announced the successful commencement of commercial operations for our Montague energy storage facility. This 20MW/20MWh BESS, located in New Jersey, will provide ancillary services on the merchant market to PJM.
Secured multiple strategic land parcels in Nevada and Utah in the states' Bureau of Land Management (BLM) Auctions, supporting our ongoing operations and development of projects in the respective states.
Signed a 10-year PPA with Calpine Energy Solutions for up to 15MW.
In February 2025, we announced the COD of the Ijen geothermal power plant, jointly owned with Medco Power. The plant began operations, delivering 35MW to the Java grid, with Ormat's share at 17MW.
In February 2025, we won a tender from the Israeli Electricity Authority and secured two 15-year tolling agreements for energy storage facilities with a combined capacity of 300MW/1200 MWh, in partnership with Allied Infrastructure Ltd. (50/50 ownership).

08	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

2025 PROXY STATEMENT SUMMARY |

At the core of our business strategy, we strive to advance a number of goals and work toward accomplishing them in several ways:

Increasing clean energy production capacity

We aim to deliver more renewable energy through the development and construction of new geothermal power plants to both our own portfolio and to third parties, expansion of our geographical reach, and acceleration of our energy storage assets.

Promoting innovation in all our activities

We strive to establish and operate our sites in the most innovative way, and our R&D department regularly searches for innovations to improve the efficiency of our operations, including environmental performance, at existing and new sites.

Maintaining synergy with the communities in which we operate

We work to understand the needs and concerns of local communities near our sites, and to build lasting relationships and community engagement programs that meet their needs.

Prioritizing and developing our people We seek to provide a diverse and inclusive working environment where employees can fulfill their professional goals, and to instill a safe workplace culture.

Commitment to a fair supply chain

We see great importance in managing a fair supply chain and working with suppliers and business partners with good human rights practices, and we are committed to complying with applicable laws and human rights commitments.

Strong values for solid governance

We strive to conduct our business everywhere with honesty and integrity, and we believe candor, openness, and fairness must be demonstrated by every Ormat employee, manager, and director at all times.

Ormat has been sustainably generating power since 1965, and we remain committed to providing renewable energy safely, economically, and in an environmentally responsible manner. We are committed to accomplishing our goals in a transparent, ethical manner that supports the development and growth of our employees, partners, investors, and the communities in which we operate. As such, a focus on environmental, social, and governance issues is part of our DNA, and we seek to ensure that our business and ESG strategies are fundamentally aligned. We have set a target of five percent annual average GHG emissions intensity (tCO2e/MWh) reduction in Scope 1 (direct emissions) and Scope 2 (indirect emissions) GHG emissions measured against the 2019 base levels and exceeded this target in 2020, 2021, 2022 and 2023.

Establishment of Sustainability Committee in 2023

In 2023, the Board of Directors established a Sustainability Committee (formerly called the ESG Committee) as part of the Company’s commitment to environmental matters that impact the Company and governance of sustainability issues.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	09

| 2025 PROXY STATEMENT SUMMARY

We also align our disclosures with certain recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”), as well as with the GRI Standards and SASB standards.

We report our progress on environmental goals and commitments annually in our Sustainability Reports, including, but not limited to, our climate change mitigation measures, biodiversity conservation, and water management efforts. A copy of our most recent Sustainability Report is accessible, free-of-charge, in the Sustainability section of our website at www.ormat.com. The contents of our website, including the Sustainability Reports, are not part of or otherwise incorporated by reference into this Proxy Statement.

Committed to People and Communities

At Ormat, we are committed to the advancement and development of people—both our employees and the members of the communities where we operate. We believe in promoting an environment that encourages the development of innovative, diverse ideas and are committed to hiring from local communities. As of December 31, 2024, we employed 1,571 employees worldwide.

Sustainability Highlights

Environment*

17%

Absolute reduction in Scope 1 and 2 GHG emissions compared with 2019 baseline

28%

Reduction in GHG emissions intensity (tCO_2e/MWh) compared with 2019 baseline

$477M

Green convertible bonds

Social

26%

Women in VP-level positions

24.6

Average training hours per employee

0.96

Total Recordable Incident Rate (TRIR)

Governance

Our corporate governance practice is defined by honesty, openness and fairness. We are constantly improving our governance and our level of disclosure on related topics, such as **anti-corruption, executive remuneration and regulatory compliance**

Sustainability Board Committee established in 2023

50%

Female representation in our Board of Directors**

3 out of 5

Board committees are led by women

*	Environmental data is taken from our most recent sustainability report, which provides information as of 2023, except for the Green convertible bonds which is as of 2024.
**	This is an increase from 44% at the end of 2024.

10	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

VOTING ROADMAP

This summary highlights select information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before submitting your proxy and voting instructions.

PROPOSAL 1	✓	The Board recommends a vote FOR each director nominee.
Election of Eight Directors See page 15

BOARD AND GOVERNANCE HIGHLIGHTS

Board Nominees

You are being asked to vote on the following eight nominees for directors to serve on our Board for a one-year term expiring at the 2026 Annual Meeting of Stockholders. Information about each director’s experiences, qualifications, attributes and skills can be found in the sections below. The below chart shows the membership of our director nominees on the committees before the Annual Meeting. For information on membership after the Annual Meeting, see “Proposal 1 - Election of Directors - How our Board is Organized and Governed - Board Committees.”

Board Snapshot

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	11

| VOTING ROADMAP

  BOARD AND GOVERNANCE HIGHLIGHTS

Our Experienced and Balanced Board

12	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

VOTING ROADMAP |

BOARD AND GOVERNANCE HIGHLIGHTS

Corporate Governance Highlights

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	13

| VOTING ROADMAP

  EXECUTIVE COMPENSATION HIGHLIGHTS

PROPOSAL 2	✓	The Board recommends a vote FOR this proposal.
Advisory Vote on Executive Compensation See page 34

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program consists of three elements, namely, annual salary, annual bonus and equity awards, with an emphasis on at-risk and/or long-term compensation.

	Element	Form	Metrics and Key Features
01	Annual Salary	Fixed Cash	Set at levels that reflect competitive compensation averages for similar executives
02	Management Plan	Annual Performance- Based Plan	A mix of quantitative and qualitative metrics: Company Performance Metric ● Revenue ● Adjusted EBITDA Individual Performance Metrics ● Financial and operational CEO Goals ● Qualitative
03	Long-Term Equity Awards	Performance Stock Units (PSUs)	60% of long-term equity awards Vesting: 3-year performance period and service period vests equally over three years. Performance Metrics: ● 50% relative TSR ● 50% Megawatts capacity targets
		Restricted Stock Units (RSUs)	40% of long-term equity awards Vesting: 3 years

PROPOSAL 3	✓	The Board recommends a vote FOR this proposal.
Ratification of Appointment of Independent Registered Public Accounting Firm See page 64

14	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of nine members. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of nominees for a one-year term expiring in 2026: Isaac Angel, Ravit Barniv, Karin Corfee, David Granot, Michal Marom, Dafna Sharir, Stanley B. Stern, and Byron G. Wong. Action will be taken at the Annual Meeting for the election of these nominees.

Mike Nikkel will not stand for reelection and will serve until this Annual Meeting. Mr. Nikkel was previously nominated by ORIX, whose nomination rights were terminated in connection with the ORIX December 2024 secondary offering (the “ORIX Offering”). For more information, see “Transactions with Related Persons—Transactions with ORIX.” Therefore, the Board has set the size of the Board at eight effective as of the date of this Annual Meeting.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Isaac Angel, Ravit Barniv, Karin Corfee, David Granot, Michal Marom, Dafna Sharir, Stanley B. Stern, and Byron G. Wong, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election, the persons named in the proxy will have the right to use their discretion to vote for a substitute in accordance with SEC rules.

Election of each director nominee requires the affirmative vote of the holders of a majority of votes cast for the election of each director at the Annual Meeting. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2025

The following information describes the offices held and other business directorships of each nominee required to be disclosed by SEC rules. Beneficial ownership of equity securities of the nominees is shown under the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Age 68 Member of our Board since July 2020 Chairman of the Board	ISAAC ANGEL
DIRECTOR QUALIFICATIONS:
• Extensive experience with our Company, management experience and institutional and strategic knowledge about our energy market, industry and our business
BACKGROUND:
Mr. Angel has served as Chairman of our Board since January 2021, and served as Executive Chairman of our Board from July 2020 to December 2020. Mr. Angel was also our CEO from 2014 to July 2020. Previously, Mr. Angel served as chairman of the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, from March 2020 to March 2023, as a director of Frutarom Ltd. from 2008 until 2016 and Retalix Ltd. from 2012 until 2013, and as executive chairman of LeadCom Integrated Solutions Ltd. from 2008 to 2009. From 2006 to 2008, Mr. Angel served as Executive Vice President, Global Operations of VeriFone after it acquired Lipman Electronic Engineering Ltd. (“Lipman”), and from 1979 to 2006, he served in various positions at Lipman, including as its President and CEO.

Age 61 Member of our Board since May 2024 Prior Member of our Board from November 2015 to May 2021 Independent Director	RAVIT BARNIV
	DIRECTOR QUALIFICATIONS:	EDUCATION:
• Extensive management, financial and corporate governance experience • Extensive experience in highly-regulated industries

•   BA, Economics and Philosophy, Tel Aviv University

•   MBA, Finance, Tel Aviv University

•   MA, Governance, specialization in counterterrorism, IDC Herzliya (now Reichman University)

•   MBA, Healthcare Innovation, IDC Herzliya (now Reichman University)

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:
• Strauss Group Ltd.

BACKGROUND:

Ms. Barniv was previously a member of our Board from November 2015 until May 2021 and currently serves on the Board of Directors of Strauss Group Ltd. (TASE: STRS), a leading food and beverage company based in Israel. Ms. Barniv previously served as the chairperson of the board of directors of Tnuva Group, the largest food group in Israel, from 2013 to 2015, as a board member of Clalit Health Care, Israel’s largest healthcare provider, from November 2016 to October 2022, and as a chairperson of the board of directors of Shikun & Binui Ltd., an infrastructure, real estate and renewable energy group in Israel, from 2007 to 2012. Ms. Barniv served and as CEO of Netvision Communications, an internet service provider and provider of integration and telecommunication services, from 2001 to 2007.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT     15

 | PROPOSAL 1 ELECTION OF DIRECTORS

   NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2025

Age 64 Member of our Board since June 2022 Independent Director • Audit Committee • Sustainability Committee (Chair)	KARIN CORFEE
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Depth of experience in the energy sector and expertise with strategic planning, renewables, energy storage, sustainability and stewardship	• BS, Political Economy of Natural Resources, University of California at Berkeley • MS, Civil Engineering, Stanford University

BACKGROUND:

Ms. Corfee has over three decades of experience assisting large corporations, utilities, government agencies, and investors with clean energy transition strategies. Ms. Corfee has served on the board of directors of ClimeCo, a privately held global carbon management and sustainability company, since September 2021 and the Center for Resource Solutions, a non-profit that creates policy and market solutions to advance renewable energy, since March 2015. She is the founder and CEO of KC Strategies LLC, a business consultancy firm since April 2021. Previous work experience includes serving as Vice President of Professional & Advisory Services at Kevala, Inc., a power grid analytics company, from October 2021 to June 2022 where she built their professional advisory services team. From October 2019 through April 2021, Ms. Corfee served as a Partner at Guidehouse, a management consulting firm, where she oversaw the firm’s western energy practice. Ms. Corfee also served as Managing Director at Navigant Consulting, Inc., a management consulting firm from 2011 to its acquisition by Guidehouse in October 2019. Ms. Corfee also served as a Vice President at KEMA, Inc. (now DNV), a global energy consultancy company, from 1998 to 2011. Prior to consulting, Ms. Corfee worked for electric and gas utilities in North America, including Pacific Gas and Electric Company, City of Palo Alto Utilities, and Union Electric Company (now Ameren Corporation).

Age 78 Member of our Board since May 2012 Independent Director • Nominating and Corporate Governance Committee • Investment Committee (Chair) • Sustainability Committee	DAVID GRANOT
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive management, banking, and financial experience, and overall business knowledge	• BA, Economics, Hebrew University • MBA, Hebrew University

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•   Rav-Bariach (08) Industries Ltd. (retiring May 2025)

•   Bezeq The Israel Telecommunication Corp. Ltd.

•   M.L.R.N. Projects and Trading Ltd. (Chairman)

•   CLAL Insurance Enterprises Holdings Ltd.

BACKGROUND:

Mr. Granot currently serves on the boards of directors of Bezeq The Israel Telecommunication Corp. Ltd. (TASE: BEZQ), M.L.R.N. Projects and Trading Ltd. (where he is Chairman of the board) (TASE: MLRN), CLAL Insurance Enterprises Holdings Ltd. (TASE: CLIS) and Rav-Bariach (08) Industries Ltd., which are all public companies in Israel. Mr. Granot submitted notice that he will retire from the board of Rav-Bariach (08) Industries Ltd., effective May 1, 2025. He also serves on the boards of directors of Sonol Israel Ltd., a private company in Israel, and as the Chairman of the Investment Committee of Tel Aviv University. During the past five years, Mr. Granot served as a member of the boards of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Akerstein Ltd., Fritz Companies Israel T. Ltd. (chairman), Alrov (Israel) Ltd., Geregu Power Plc, Harel Insurance, Investments and Financial Services Ltd. (chairman of the Nostro investments committee), Calcalit Jerusalem Ltd., Tempo Beverages Ltd., and Protalix BioTherapeutics, Inc. (NYSE: PLX). From 2001 through 2007, Mr. Granot was the Chief Executive Officer of the First International Bank of Israel Ltd.

16     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS |

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2025

Age 55 Member of our Board since June 2022 Independent Director • Audit Committee (Chair) • Compensation Committee	MICHAL MAROM
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive corporate governance and financial experience	• BA, Business, Israeli College of Management Academic Studies • MSF, Baruch College
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Paz Oil Company Ltd. • PAZ Energy Ltd. • Ayalon Insurance Company Ltd.

BACKGROUND:

Ms. Marom served on the board of directors and the audit and compensation committees of REE Automotive Ltd. (Nasdaq: REE), a U.S. public company, from July 2021 to February 2025, and is a current member of the board of directors of Paz Oil Company Ltd. (TASE: PZOL), a leading energy company in Israel and Ayalon Insurance Company Ltd (TASE: AYOL), one of the six largest insurance and finance companies in Israel, which are both public companies in Israel. Additionally, she served as a director of Union Bank of Israel, which subsequently was acquired by Bank Mizrahi-Tefahot, and as the Chair of the Audit Committee of Halman Aldubi, an investment firm, which subsequently was acquired by The Phoenix Holdings Ltd. From 2011 to 2015. Ms. Marom served as the Chief Financial Officer of Linkury Ltd., an Israeli high-tech company she co-founded in 2011. She previously served on the boards of the following public and private Israeli companies: OPC Energy Ltd. (TASE: OPCE), the largest supplier of electrical power in Israel, Partner Communications Ltd. (TASE: PTNR), from 2021 to 2023, and Dan Transportation Ltd., from 2014 to 2022. Ms. Marom is a certified public accountant in Israel and also acts as a consultant providing strategic advice on business models and financial transactions.

Age 56 Member of our Board since May 2018 Independent Director • Compensation Committee (Chair) • Nominating and Corporate Governance Committee	DAFNA SHARIR
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive domestic and international financial and legal experience, specifically in mergers and acquisitions	• BA, Economics, Tel Aviv University • LLB, Tel Aviv University School of Law • LLM, New York University School of Law • MBA, INSEAD
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Cognyte Software Ltd. • Gilat Satellite Networks Ltd.

BACKGROUND

Ms. Sharir has served on the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, since 2016, and on the board of directors and audit committee of Cognyte Software Ltd. (Nasdaq: CGNT), a U.S. public company, since 2022. She also serves on the board of directors of Minute Media Inc., a private company, since 2021. From 2013 to 2018, she served on the board of directors of Frutarom Industries Inc., and from 2012 to 2015, she served on the board of directors of Ormat Industries Inc., which was merged into Ormat Systems Ltd. (“Ormat Systems”) in February 2015. Since 2005, Ms. Sharir has served as a consultant, providing mergers and acquisitions advisory services, including with respect to due diligence, structuring, and negotiation, to public and private companies around the world. From 2002 to 2005, she served as Senior Vice President—Investments of AMPAL-American Israel Corporation, formerly a U.S. public company, and was responsible for all of its acquisitions and dispositions. From 1999 to 2002, she served as Business Development—Director of Mergers and Acquisitions at AMDOCS and was responsible for international acquisitions and equity investments.

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 | PROPOSAL 1 ELECTION OF DIRECTORS

   NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2025

Age 67 Member of our Board since November 2015 Lead Independent Director • Audit Committee • Nominating and Corporate Governance Committee (Chair) • Investment Committee	STANLEY B. STERN
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive management, strategic analysis, banking and financial experience across a broad spectrum of industries	• BA, Economics and Accounting, City University of New York, Queens College • MBA, Harvard University
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Audiocodes, Inc. • Radware Ltd. • Tigo Energy, Inc.

BACKGROUND:

Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily in technology, energy and healthcare related industries. From 1981 to 2000 and from 2004 to 2013, he was a Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg. Mr. Stern serves as a member of the board of directors of the following U.S. public companies: AudioCodes, Ltd. (Nasdaq: AUDC) since 2012, Tigo Energy, Inc. (Nasdaq: TIGO) since 2015 and Radware Ltd. (Nasdaq: RDWR) since September 2020. Mr. Stern previously served from 2015 to 2018 as the chairman of the board of directors of SodaStream International Ltd., a U.S. public company, until its sale to Pepsico in 2018, and as a member of the board of directors of the following public and private companies, for which he no longer serves as a director: Given Imaging Ltd., Fundtech Inc., Tucows, Inc. (chairman), Polypid Ltd., Odimo, Inc, and Ekso Bionics Holdings, Inc. (lead independent director).

Age 73 Member of our Board since July 2017 Independent Director • Audit Committee • Sustainability Committee	BYRON G. WONG
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive experience and proficiency in understanding, developing and managing energy and power projects globally	• BA, Economics, University of California, Los Angeles • MBA, University of California, Los Angeles

BACKGROUND:

Mr. Wong has been a private energy consultant following his retirement from Chevron Corporation (“Chevron”) at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, from 2001 to 2012, Mr. Wong was Senior Vice President — Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in the region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Prior to the merger with Chevron in 2001, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, from 1995 to 1999. Mr. Wong was based in London with Texaco Europe: first as the Director of New Business Development (Downstream) for Central/ Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region, and later, from 1998 to early 1999 as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions.

18     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS  |

 OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

Board Credentials and Characteristics

In considering each director nominee, the Nominating and Corporate Governance Committee and the Board evaluated such person’s key qualifications, skills, experience and perspectives that he or she could bring to the Board, as well as existing commitments to other businesses, professional experience, understanding of the Company’s business environment and the composition and combined expertise of the existing Board. Certain of the skills considered by the Board are summarized in the matrix below. The fact that a particular qualification, skill, experience or perspective is not listed below does not mean that the nominee does not possess it or that the Nominating and Corporate Governance Committee and the Board did not evaluate it.

The Nominating and Corporate Governance Committee also considers factors such as age, gender and ethnic and racial background as set forth in the Company’s Corporate Governance Guidelines. In addition, under our Corporate Governance Guidelines, our Board shall at all times include a minimum of two female directors, subject to periods of director transitions. The Nominating and Corporate Governance Committee makes recommendations to the Board to ensure it is composed of directors with sufficiently diverse and independent backgrounds. The matrix below also provides additional information regarding our directors’ self-identified gender and race/ethnicity.

Board Skills and Experience							
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Dafna Sharir	Stanley Stern	Byron Wong
Senior Leadership and Strategy Experience as a senior executive at a large organization	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices	✓	✓		✓	✓	✓	✓	
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and/or corporate finance	✓	✓	✓	✓	✓	✓	✓	✓
Capital Markets Experience with a range of capital raising transactions	✓	✓		✓	✓	✓	✓	
Sustainability Experience with corporate social responsibility practices, including sustainability	✓	✓	✓				✓	
Capital Projects Experience overseeing, managing or advising on large scale capital projects	✓	✓			✓			✓
Business Development Experience with developing and implementing strategies for growth, including M&A transactions	✓	✓	✓		✓	✓	✓	✓

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| PROPOSAL 1 ELECTION OF DIRECTORS

  OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

20     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS |

HOW OUR BOARD IS SELECTED AND EVALUATED

Board Tenure

The Nominating and Corporate Governance Committee strives to maintain a healthy degree of Board refreshment and prevent entrenchment, while weighing the strong contributions delivered by directors with deep knowledge of our Company’s history and strategic long-term goals. Our Board is periodically refreshed with the addition of candidates whom we believe bring new ideas and fresh perspectives into the boardroom. We have added four new directors since 2019. As shown below, the Board’s balanced approach to Board tenure has resulted in an appropriate mix of long-serving and newer directors (which reflects the composition of the Board following the Annual Meeting assuming the election of all director nominees).

HOW OUR BOARD IS SELECTED AND EVALUATED

Director Independence and Independence Determinations

The New York Stock Exchange listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to be independent. Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy is to review and determine the independence of all incumbent directors annually, and to review and determine the independence of new director nominees and appointees when nominated or appointed.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that all of the director nominees and directors serving during Fiscal 2024, other than Mr. Angel, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service.

Our Board has also affirmatively determined that (i) each current member, each member who served during Fiscal 2024 and each nominee who will serve on our Audit Committee, assuming his or her election, is “independent” for purposes of audit committee membership under the applicable SEC rules and NYSE listing standards, and (ii) each current member, each member who served during Fiscal 2024 and each nominee who will serve on our Compensation Committee, assuming his or her election, is “independent” for purposes of compensation committee membership under the applicable SEC rules and NYSE listing standards.

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| PROPOSAL 1 ELECTION OF DIRECTORS

  HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Recruitment Process

Assessment of Board Composition	Candidate Identification	Candidate Evaluation	Recommendation to the Board
The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.	In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Where stockholders nominate directors pursuant to our bylaws, the Nominating and Corporate Governance Committee also considers the qualifications of these directors.	The Nominating and Corporate Governance Committee interviews and evaluates potential director candidates to determine their qualifications to serve on our Board, as well as their compatibility with the culture of the Company, its philosophy and its Board and management.	The Nominating and Corporate Governance Committee recommends director candidates to be presented to stockholders for election or, in the event of a vacancy, be appointed and subsequently presented to stockholders for election.

Candidate Identification

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, management, stockholders or other persons. The Nominating and Corporate Governance Committee may also utilize the services of professional search firms to identify and recruit qualified candidates for the Board.

Director candidates identified by stockholders will be evaluated in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidates, as described below.

All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must, in particular, satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”

Candidate Evaluation

The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board. In evaluating each candidate, the Nominating and Corporate Governance Committee considers guidelines it has developed that set forth the criteria and qualifications for Board membership, including, but not limited to, relevant knowledge and individual qualifications (including professional experience, understanding of the Company’s business environment, and diversity of background and experience), personal qualities of leadership (including strength of character, wisdom, judgment, ability to make independent analytical inquiries, and the ability to work collegially with others), potential conflicts of interest, existing commitments to other businesses, and legal considerations such as antitrust issues, independence under applicable SEC rules and regulations and the NYSE listing standards, and overall fit with the composition and expertise of the existing Board.

The Nominating and Corporate Governance Committee seeks to achieve a diversity of backgrounds and experience within the Board and works to further the Company’s goal of eliminating discrimination in our hiring and employment termination practices and ensuring that all employees are adequately accommodated and treated equally.

This process is designed to provide that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Accordingly, in determining the pool from which Board nominees are chosen, the Nominating and Corporate Governance

Committee is committed to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, and experiences with the relevant mix of skills and other qualifying criteria as described above.

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business and affairs through meetings of the Board and five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee, and the Sustainability

Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. The following shows an overview of the composition of our Board, as further detailed in the below sections of this Proxy Statement.

22     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Leadership Structure

Our Policy

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and its stockholders. The Board believes that one leadership structure is not more effective at creating long-term stockholder value, and the decision of whether to combine or separate the positions of CEO and Chairman should depend on a company’s particular circumstances at a given point in time. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, are ready to discuss and debate the issues that they deem important, and are able to provide effective oversight of management. Our Board also believes that it should retain the flexibility to make this determination in the manner it feels will provide the most appropriate leadership for the Company from time to time. Our Chairman is appointed annually by the Board.

Our Current Board Leadership Structure

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board believes that separating the Chair and CEO positions continues to be the appropriate leadership structure for the Company at this time, as it provides the Company and the Board with strong leadership and independent oversight of management and allows the CEO to focus primarily on the management and operation of our business. Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances and the views of our stockholders and other stakeholders.

Separation of CEO and Chairman

Currently, the CEO position is separate from the Chairman of the Board position; Mr. Angel serves as Chairman, while Mr. Blachar serves as our CEO and does not serve on our Board. We believe this structure is appropriate corporate governance for us at this time, as it best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, the Chairman’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations as well as strategic opportunities and planning.

Doron Blachar, CEO Isaac Angel, Chairman

Lead Independent Director

Under our bylaws, a Lead Independent Director must be appointed where the Chairman and CEO are the same individual. If one is required, the Lead Independent Director must be elected via secret ballot by a majority vote of the independent directors. The Lead Independent Director’s responsibilities (to the extent one is appointed) include but are not limited to the following:

Stanley Stern

●  coordinating the activities of the independent directors;

●  determining the schedule of Board and committee meetings and preparing meeting agendas;

●  assessing the flow of information from management to ensure independent directors can perform their duties responsibly;

●  ensuring the Compensation Committee’s oversight of the Company’s incentive-based compensation policies and procedures;

●  in conjunction with the Compensation Committee, evaluating the CEO’s performance;

●  coordinating, preparing the agendas for and moderating executive sessions; and

●  recommending the membership of Board committees and committee chairs.

Currently, our Chairman and CEO are different individuals. However, because the Chairman of our Board, Mr. Angel, was determined by our Board not to be independent under our Corporate Governance Guidelines and the listing standards of the NYSE, our Board determined it was appropriate to appoint a lead independent director to enhance the Board’s ability to carry out effectively its roles and responsibilities on behalf of our stockholders. Stanley Stern currently serves as Lead Independent Director.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	23

PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Committees

The following table summarizes the current membership of each of the Board’s committees.

The following table summarizes the anticipated membership of the Board committees after the Annual Meeting, assuming each director’s election to the Board.

24	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

The Board of Directors has adopted written charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Sustainability Committee and Investment Committee. The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Sustainability Committee and Investment Committee are available on the Company’s website in the “Investor Relations” section of our website at www.ormat.com. As noted above, all members are “independent” under applicable standards.

Audit Committee

Members: 4

●  Michal Marom (Chair, pictured)

●  Stanley B. Stern

●  Karin Corfee

●  Byron G. Wong

Number of Meetings in 2024: 6

Qualifications:

●  All members are “financially literate” under NYSE listing standards.

●  Ms. Marom has “accounting or related financial management expertise” under NYSE listing standards and is an “audit committee financial expert” under applicable SEC rules.

Key Responsibilities:

●  Selects an independent registered public accounting firm to be engaged to audit our financial statements

●  Annually reviews and discusses with the independent registered public accounting firm its independence

●  Reviews and discusses the audited annual financial statements and unaudited quarterly financial statements with the independent registered public accounting firm

●  Discusses with management and the independent registered public accounting firm any significant financial reporting issues and judgments and the adequacy of internal controls

●  Annually prepares the Audit Committee report

●  Oversees our internal audit function

●  Oversees Sarbanes-Oxley Act compliance

●  Manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting and with our Code of Business Conduct and Ethics

●  Oversees the whistleblower ethics hotline and the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities

●  Reviews and approves or ratifies related person transactions

Compensation Committee
Members: 3 ● Dafna Sharir (Chair, pictured) ● Michal Marom ● Mike Nikkel Number of Meetings in 2024: 4

Key Responsibilities:

●  Annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers

●  Annually evaluates the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements and recommends to our Board for approval the compensation of our CEO and other executive officers

●  Periodically reviews and approves of all other elements of our CEO’s and other executive officers’ compensation, including cash-based and equity- based awards, employment, severance or change in control agreements, and any special or supplemental compensation and benefits for our CEO and other executive officers

●  Makes recommendations to our Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity-based plans, revenue sharing plans or other compensation plans maintained by the Company

●  Makes recommendations to our Board as to the appropriate compensation for Board members

●  Annually reviews the “Compensation Discussion and Analysis,” recommends its inclusion in the proxy statement and prepares the Compensation Committee report

●  Makes recommendations to our Board as to changes in Ormat’s general compensation philosophy

●  Monitors Ormat’s compliance with SEC and NYSE rules and regulations regarding “say-on-pay” and binding stockholder approval of certain executive compensation

Audit Committee

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PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Nominating and Corporate Governance Committee
Members: 3 ● Stanley B. Stern (Chair, pictured) ● David Granot ● Dafna Sharir Number of Meetings in 2024: 2

Key Responsibilities:

●  Develops criteria and qualifications for Board membership

●  Identifies and approves individuals who meet Board membership criteria and are qualified to serve as members of our Board

●  Recommends director nominees for our annual meetings of stockholders

●  Recommends Board members for committee service

●  Develops and recommends to our Board corporate governance guidelines

●  Reviews the adequacy of our certificate of incorporation and bylaws

●  Reviews and monitors compliance with our Corporate Governance Guidelines

●  Oversees the evaluation of the Board and management

●  Makes independence determinations and periodically reviews independence standards

Investment Committee
Members: 3 ● David Granot (Chair, pictured) ● Mike Nikkel ● Stanley B. Stern Number of Meetings in 2024: 1

Key Responsibilities:

●  Reviews and approves the cash derivatives and investment policy adopted by our Board (the “Investment Policy”), which outlines general guidelines for hedging interest expense and foreign exchange

●  Considers and, as applicable, approves and authorizes hedging transactions we may enter into to hedge our exposure to certain risks and currencies in accordance with the Investment Policy

●  Meets on an as-needed basis as instructed by our Board

ESG Committee
Members: 3 ● Karin Corfee (Chair, pictured) ● David Granot ● Byron G. Wong Number of Meetings in 2024: 2

Key Responsibilities:

●  Reviews and makes recommendations to the Board regarding the Company’s sustainability practices and policies, and risk and opportunities

●  Reviews the Company’s reporting on environmental performance, including the Company’s annual sustainability report

●  Reviews and recommends strategies to reduce the Company’s carbon footprint and other environmental risks

●  Assess the Company’s climate-related risks and opportunities, and review and recommend strategies to reduce its carbon footprint and other environmental risks.

*Our Sustainability Committee was renamed in 2024 and was previously known as the ESG Committee.

26	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Service Policies

Time commitment and expectation on meeting attendance and active participation

●  All directors are expected to make every effort to attend our annual meeting of stockholders.

●  All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members, and to meet as frequently as necessary in order to properly discharge their responsibilities.

Overboarding policy

●  The Company values the experience that our directors bring from other boards on which they serve but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues.

●  In 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, an amendment to our Corporate Governance Guidelines which provided that no director may serve on more than four public company boards (including the Company’s Board).

●  No member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee).

●  Without specific approval from the Nominating and Corporate Governance Committee, directors who also serve as chief executive officers or in equivalent positions generally should not serve on more than two public company boards (including the Company’s Board), in addition to their employer’s board.

Term limits

●  The Board has a 15-year term limit. We believe that maintaining an appropriate balance of tenure on the Board allows us to benefit from both the historical and institutional knowledge of longer-tenured directors as well as the additional, fresh perspectives contributed by newer directors.

●  Under this policy, directors will not be nominated for re-election to the Board if they have served on the Board for more than 15 years at the time of such proposed nomination, subject to such waivers as may be granted under our Corporate Governance Guidelines.

Meeting Attendance

All of the directors serving at the time of the 2024 Annual Meeting of Stockholders attended the meeting, other than Hidetake Takahashi who did not stand for reelection. During 2024, (i) the Board met seven times, (ii) the Audit Committee met six times, (iii) the Nominating and Corporate Governance Committee met two times, (iv) the Compensation Committee met four times, (v) the Sustainability Committee met two times, and (vi) the Investment Committee met one time. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Executive Sessions

The Board regularly meets in executive session, chaired by the Lead Independent Director, with no members of management present. The independent directors of the Board also meet in executive session with no members of management present. Each of the committees of the Board also meets regularly in executive session.

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PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. The Board and committee evaluation for 2024 was led by our General Counsel, Chief Compliance Officer and Corporate Secretary. These evaluations were conducted by providing each director with detailed questionnaires relating to the Board and its committees, covering a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Corporate Governance Guidelines and committee charters. All responses from directors are kept confidential and anonymous.

STEP 1: **Initiation of Evaluations**	Our General Counsel, Chief Compliance Officer and Corporate Secretary initiates the annual evaluation process by presenting the proposed approach to the Board and distributing questionnaires to each director soliciting his or her opinions on Board performance and effectiveness.
STEP 2: **Board and Committee Assessment Questionnaires**	Each director completes a questionnaire addressing the Board's knowledge and understanding of, and performance with respect to, the Company's business, strategy, values, plans and mission, the appropriateness of the Board's structure and composition, the communication among the directors and between the Board and management and the Board's meeting process. Committee members additionally assess, among other topics, how the committee has satisfied the responsibilities contained in its charter, the organization of the committee, the committee meeting process and the committee's oversight.
STEP 3: **Follow-Up Interviews**	Our General Counsel, Chief Compliance Officer and Corporate Secretary reviews each questionnaire and conducts follow-up interviews with each director as necessary.
STEP 4: **Presentation of Findings**	Our General Counsel, Chief Compliance Officer and Corporate Secretary prepares and presents to the Board a report aggregating and summarizing for the Board and its committees the findings from the questionnaires and interviews.
STEP 5: **Implementation of Feedback**	The Board and its committees discuss the findings and consider what, if any, actions should be implemented to enhance future performance.

Governance Documents

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, executive officers and directors, as well as a Code of Ethics Applicable to Senior Executives that is applicable to our principal executive officers, principal financial officers, principal accounting officer and controller, and all persons performing similar functions, including our chief executive and senior financial officers. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO, or principal accounting officer, we intend to disclose the nature of such amendment or waiver on our website within four business days to the extent required by SEC rules.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines, which, together with our certificate of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines are intended to align the interests of directors and management with those of our stockholders. The guidelines address, among other matters, the role of our Board, Board composition and committees, Board membership criteria, director independence, Board meetings, performance evaluation and succession planning.

Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives and Corporate Governance Guidelines are available in the “Investor Relations” section of our website at www.ormat.com.

28	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS |

HOW OUR BOARD EXERCISES OVERSIGHT

HOW OUR BOARD EXERCISES OVERSIGHT

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stakeholders and focusing on multiple factors.

Strategy

The Board takes an active role in assisting management with the development of the Company’s strategy, strategic oversight of operations, and financial and investment activities. In accordance with our Corporate Governance Guidelines, at least one Board meeting annually is devoted to our long-term business strategy. At these meetings, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and strategic priorities of the Company. Specific short-and long-term strategic plans are also discussed on an as-needed basis throughout the year, and our senior management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing the Company.

Risk Oversight

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans, in part based on regular updates from management and its committees on such risks and the related risk mitigation measures. Updates from management include quarterly reports by our CEO and CFO outlining operational risks and financial risks, respectively. Our Audit Committee oversees the Board’s responsibilities relating to cybersecurity risks, and is informed of such risks through reports from our Chief Information Officer on at least an annual basis. ESG and climate change considerations are factored into the business strategy through the recognition of risks and opportunities.

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| PROPOSAL 1 ELECTION OF DIRECTORS

  HOW OUR BOARD EXERCISES OVERSIGHT

While our full Board is ultimately responsible for oversight of risk management, its committees critically assist the Board in fulfilling its monitoring responsibilities in certain areas of risk, as shown below.

Board/Committee	Key Areas of Risk Oversight
Entire Board

●  Strategic, financial, industrial, competitive and operational risks and exposures;

●  Technological risks, including cybersecurity and information technology risks and developments;

●  Litigation and regulatory exposures;

●  Climate change, social and other ESG related risks, strategies and approach; and

●  Other current matters that may present material risk to our operations, plans, prospects or reputation, both from a global perspective and on a power plant-by-power plant basis.

Audit Committee

●  Risks and exposures associated with financial matters, including financial reporting, tax, accounting, and disclosure;

●  Audit oversight;

●  Internal control over financial reporting (including the internal controls related to ESG disclosures and metrics); and

●  Internal audit; and Cybersecurity and information technology risks and developments.

Compensation Committee

●  Risks relating to whether compensation plans, policies and practices are likely to have a material adverse effect on the Company; and

●  Risks relating to alignment of compensation with Company performance goals and appropriate balance between different types of compensation.

Investment Committee	● Financial risk exposures, particularly risks and exposures associated with cash investment guidelines, financial risk policies and hedging activities.
Sustainability Committee	● Sustainability risks and opportunities, including climate-related risks and opportunities

Management Succession Planning

We believe succession planning, including succession in the event of an emergency or retirement of our CEO, is an important function of the Board. The Nominating and Corporate Governance Committee, with input from our CEO, is responsible for identifying possible successors to our CEO and developing a succession plan, which includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO. As provided by our Corporate Governance Guidelines, the plan is annually reviewed by the entire Board.

30     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD EXERCISES OVERSIGHT

Stockholder Engagement

Stockholder engagement is fundamental to our commitment to good governance. We engage regularly with our investors to share updates on our strategic, financial and operating performance, and to listen to valuable feedback on issues our stockholders care about most. Additionally, at least once a year our management invites the Company’s largest stockholders to engage in a dialogue regarding governance, compensation, sustainability and other matters important to them. Management reports on the conversations with those investors to the Board and also, as appropriate, to the Compensation Committee.

Strength
Strong financial position to accelerate growth , while maintaining strong leverage metrics
M&A Capabilities
Robust M&A track record
NYSE

| Ormat’s 2024 Analyst Day at the NYSE

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT     31

| PROPOSAL 1 ELECTION OF DIRECTORS

  DIRECTOR COMPENSATION

Communicating with our Board

Stockholders and other interested parties may communicate with a member or members of our Board, including the chairman of the Board, Chairs of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to the Corporate Secretary, Ormat Technologies, Inc., 6884 Sierra Center Pkwy., Reno, Nevada 89511. Such communications received	from stockholders may be done confidentially or anonymously. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chair of our Audit Committee. Correspondence will then be directed to the group of directors, or to an individual director, as appropriate.

DIRECTOR COMPENSATION

FISCAL 2024 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

The compensation of our non-employee directors for Fiscal 2024 was as follows:

Annual Board Retainer	$95,000 cash retainer and an annual equity grant with a value of $120,000 ($180,000 for the non-employee chairman of the Board)*
Additional Cash Retainer for Non-Employee Chairman of the Board	$40,000 cash retainer
Annual Cash Retainer Committee Chair	$10,000, except $20,000 for Audit Committee
*	Equity grant is in the form of RSUs, with the actual number of RSUs based on the closing price of our Common Stock on the next business day following the date of grant. The RSUs vest in full on the first anniversary of the grant date.

We also promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or committees.

The timing of compensation and the annual equity grants to non-employee directors runs from the time of the Company’s annual meeting of stockholders rather than at the end of each fiscal year and cash retainers, which are paid quarterly, are based on the annual meeting cycle rather than the fiscal year-end cycle.

The directors affiliated with ORIX at the time of the grant of the Fiscal 2024 equity portion of the annual board retainers, Messrs. Nikkel and Takahashi, declined the grant of, and thus were deemed never to have acquired, the RSUs, which were subsequently cancelled for no value. They also forwent their cash compensation for the 2024 board term.

The following table sets forth the total compensation paid to each member of our Board during Fiscal 2024:

Name	Fee Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
Isaac Angel	135,000	180,000	315,000
Ravit Barniv(2)	71,250	120,000	191,250
Karin Corfee	105,000	120,000	225,000
David Granot	105,000	120,000	225,000
Michal Marom	115,000	120,000	235,000
Mike Nikkel(3)	—	—	—
Dafna Sharir	105,000	120,000	225,000
Stanley B. Stern	105,000	120,000	225,000
Hidetake Takahashi(3)	—	—	—
Byron G. Wong	95,000	120,000	215,000
(1)	Represents the grant date fair value of RSU awards based on the closing price of our Common Stock on the next day of business following the date of grant, computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2024. Each RSU represents the right to receive one share of Common Stock upon vesting.
(2)	Ms. Barniv was elected to the Board at the annual meeting of stockholders held in Fiscal 2024.
(3)	Mr. Nikkel and Mr. Takahashi, who are each affiliated with ORIX, elected to forgo all of their compensation for Fiscal 2024. Mr. Takahashi did not stand for reelection at the annual meeting of stockholders held in Fiscal 2024.

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PROPOSAL 1 ELECTION OF DIRECTORS |

DIRECTOR COMPENSATION

The following table provides the aggregate number as of December 31, 2024 of unexercised options and SARs and unvested RSUs outstanding for each of our non-employee directors who served during Fiscal 2024.

	Unexercised Options	Unexercised SARs	Unvested RSUs
Name	Outstanding	Outstanding	Outstanding
Isaac Angel	—	—	2,630
Ravit Barniv(1)	—	—	1,753
Karin Corfee	—	—	1,753
David Granot	—	—	1,753
Michal Marom	—	—	1,753
Mike Nikkel	—	—	—
Dafna Sharir	—	1,621	1,753
Stanley B. Stern	—	2,982	1,753
Hidetake Takahashi(2)	—	—	—
Byron G. Wong	—	2,525	1,753
(1)	Ms. Barniv was elected to the Board at the annual meeting of stockholders held in Fiscal 2024.
(2)	Mr. Takahashi did not stand for reelection at the annual meeting of stockholders held in Fiscal 2024.

FISCAL 2025 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

In the first quarter of Fiscal 2025, the Board determined, based on, among other factors, market data provided by F.W. Cook, to leave our director compensation program for Fiscal 2025 the same as in Fiscal 2024, except as follows: it increased the annual equity grant for non-employee directors other than the Chairman to $130,000 and increased the annual cash retainers for each of the Chairs of the Audit Committee, Nominating and Corporation Governance Committee, Compensation Committee, Sustainability Committee and Investment Committee to $25,000, $15,000, $20,000, $12,500 and $12,500 respectively.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT     33

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2024 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. The next such non-binding vote on executive compensation will be held at the Company’s 2026 Annual Meeting of Stockholders.

The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, our Board or our Compensation Committee. However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies. Our Board and Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers.

This vote relates to the compensation of our named executive officers as disclosed in the following sections of this Proxy Statement:

●	the information set forth in “Compensation Discussion and Analysis” on pages 35 to 49, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers; and
●	the accompanying tables, narrative disclosures and other information on pages 50 to 58, which describe how we have compensated our named executive officers.

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and to incentivize superior performance. We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders.

This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that our stockholders vote upon the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis’, compensation tables and related narrative discussion, is hereby APPROVED.”

Approval of the compensation of our named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING AND ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

34     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT     35

COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE OFFICERS

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and the Fiscal 2024 compensation of our named executive officers (“NEOs”). For 2024, our NEOs, which include all of our executive officers as of March 27, 2025, were:

OUR EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. The following sets forth certain information with respect to our executive officers as of March 27, 2025.

Age 57 Chief Executive Officer
DORON BLACHAR

Doron Blachar has served as our Chief Executive Officer since July 1, 2020. Prior to that, Mr. Blachar served as the Company’s Chief Financial Officer from April 2013 to May 2020 and as President from November 2019 to July 2020. From 2011 to 2013, Mr. Blachar served as a member of the board of A.D.O. Group Ltd., a TASE-listed company. From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd. From 2005 to 2009, Mr. Blachar served as Vice President—Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President—Finance from 2002 to 2005. Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Age 49 Chief Financial Officer
ASSAF GINZBURG

Assaf Ginzburg has served as our Chief Financial Officer since May 10, 2020. Since October 2022, Mr. Ginzburg has served as a member of the board of Ithaca Energy plc, a company listed on the London Stock Exchange. Mr. Ginzburg also held several positions, including Executive Vice President and Chief Financial Officer of Delek US Holdings, Inc. (NYSE: DK) and Delek Logistics Partners, LP (NYSE: DKL) from 2013 to 2017 and from 2019 to May 2020, and has over 15 years of experience in the energy industry. Mr. Ginzburg earned a BA in Economics and Accounting from Tel Aviv University, and he has been a member of the Israeli Institute of Certified Public Accountants since 2001.

Age 63 Executive Vice President— Electricity Segment
SHIMON HATZIR

Shimon Hatzir has served as Executive Vice President—Electricity Segment since April 1, 2021. Mr. Hatzir served in various roles at the Company for 32 years, most recently, beginning in October 2018 as General Manager of our Energy Storage segment. Previously, Mr. Hatzir has served as Executive Vice President, Engineering and Research and Development at the Company. Mr. Hatzir holds a Bachelor of Science in Mechanical Engineering from Tel Aviv University as well as a Certificate from the Executive Management Program at Technion Israel Institute of Management. Mr. Hatzir will be retiring from his role as Executive Vice President - Electricity Segment of the Company, effective September 1, 2025, and will remain employed as a senior consultant to the Company until August 31, 2026.

Age 60 Executive Vice President— Energy Storage and Business Development
OFER BEN YOSEF

Ofer Ben Yosef has served as our Executive Vice President—Energy Storage and Business Development since January 1, 2021. From April 2020 until January 2021, Mr. Ben Yosef served as our Executive Vice President— Business Development, Sales and Marketing. From 2008 to 2020, Mr. Ben Yosef served as a Division President at Amdocs Ltd. From 2000 to 2008, Mr. Ben Yosef served at other operational roles at Amdocs Ltd. From 1996 to 2000, Mr. Ben Yosef served as IT manager at AIG Israel. He earned a BA in Earth Science from Bar Ilan University, a BA in Software Development from Tel Aviv University and an MBA from Bar Ilan University.

Age 48 General Counsel, Chief Compliance Officer and Corporate Secretary
JESSICA WOELFEL

Jessica Woelfel has served as our General Counsel and Chief Compliance Officer since January 25, 2022, and has served as our Corporate Secretary since November 2, 2022. Ms. Woelfel previously served as our Interim General Counsel and Chief Compliance Officer from March 2021 to January 2022, and as Vice President, U.S. Legal for the Company’s business in the United States from January 2019 to March 2021. Ms. Woelfel has more than 20 years of legal experience and, prior to joining the Company, was a partner at McDonald Carano LLP, in Reno, Nevada from 2010 to 2018 and an associate at Sonnenschein, Nath and Rosenthal LLP in San Francisco, California. Ms. Woelfel holds a Bachelor’s degree from the University of California, Berkeley and a J.D. from the University of California, Hastings College of Law.

36     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

EXECUTIVE SUMMARY

2024 Highlights

During Fiscal 2024, we successfully executed our strategic plan by expanding our portfolio and improving our operational performance.

Revenue ($M)

Installed capacity growth (MW)

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT     37

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

38     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

We Pay For Performance

We believe that the Fiscal 2024 compensation of our NEOs appropriately reflects and rewards their significant contributions to the Company’s strong performance during a year that presented unique and unprecedented challenges for our executive team to manage.

Compensation Objectives and Design

The overall objective of our executive compensation program is to offer short-term, medium-term and long-term compensation elements that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our NEOs with those of our stockholders by designing our executive compensation program to “pay for performance” and to incentivize the creation of stockholder value.

We aim to design executive compensation packages that meet competitive compensation averages for NEOs with similar responsibilities at companies with similar financial and operating characteristics in similar locations. In 2024 we did not benchmark to a particular industry or companies, but we informally considered published data, such as labor indices and compensation surveys, in formulating our executive compensation packages and consulted with compensation consultants in both the United States and Israel.

The key features of our executive compensation program are summarized below.

What We Do	What We Don't Do
Design key elements of our compensation program to pay based on our financial and operating performance.	Use financial or operational metrics that promote excessive risk-taking.
Use metrics important to our business in our incentive compensation plans and set challenging performance targets.	Provide preferential payments or above-market returns on any deferred compensation plan.
Use a variety of equity award structures, including PSUs and RSUs (as well as SARs and options historically), to tailor our compensation to our performance.	Provide excessive perquisites to our executive officers.
Regularly evaluate risk in light of our compensation programs.	Allow our executive officers, employees or directors to hedge or pledge our stock.
Cap the amount of our annual incentive pay at reasonable levels.	Re-price underwater options or SARs.
Promote long-term focus through multi-year vesting of our equity awards.	Pay tax gross-ups.
Grant PSU awards with a three-year performance and service period, based on challenging relative total shareholder return and Megawatts goals.	Pay out dividends or dividend equivalents on equity awards prior to vesting.
Maintain a formal claw-back policy applicable to our current and former executive officers.	Pay guaranteed bonuses.
Engage an independent compensation consultant.	Provide automatic salary increases.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT     39

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Compensation Elements

Our executive compensation program consists of three elements, namely, annual salary, annual bonus and equity awards, with an emphasis on at-risk and/or long-term compensation.

Element	Purpose	Key Features
SHORT-TERM FIXED COMPENSATION
Annual Salary	● Monthly cash compensation ● Provides a predictable annual income at a level consistent with the individual's contributions of our executive officers	See page 42 for more details
MEDIUM-TERM VARIABLE COMPENSATION
Management Plan

●

Annual bonus opportunity based on challenging, pre-set performance metrics or other incentive-based compensation

●

Links our executive officers' compensation to the Company's overall annual performance, as well as, in most cases, individual achievement

2024 Metrics: ● Company Performance Metrics (Revenue, Adjusted EBITDA) ● Quantitative individual performance criteria ● Qualitative CEO goals
No bonus paid unless net income is positive See pages 43-46 for more details
LONG-TERM EQUITY AWARDS
Mix of equity awards, typically granted each year, to promote long-term leadership and align the interests of our executive officers with those of our stockholders
Performance Stock Units (PSUs)	● Focuses executives on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans ● PSUs weighted approximately 60%	Vesting: 3-year performance period and 3-year service period Performance Metrics: ● 50% relative TSR ● 50% Megawatts capacity targets
TSR Payout capped at 100% if absolute TSR is negative See pages 46-47 for more details
Restricted Stock Units (RSUs)	● Assists in retaining our executives to ensure execution of our long-term strategies ● RSUs weighted approximately 40%	Vesting: 3 years

We determine each element individually based on the relevant criteria described in this discussion.

In addition to these main compensation components, our NEOs who are residents of Israel receive, as a function of their salary payments, the standard social benefits (namely, severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the NEO’s salary and are not subject to discretionary adjustments. NEOs who are residents of the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to Social Security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

40     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION GOVERNANCE

Views of Our Stockholders

The Compensation Committee is committed to regularly reviewing, assessing and, when appropriate, adjusting the Company’s compensation programs based on feedback from our stockholders, best practices and compensation trends. At our 2024 Annual Meeting of Stockholders, we received substantial support for our executive compensation program, with approximately 86% of the vote (excluding “broker non-votes”) for the approval of our annual “say-on-pay” proposal. We have ongoing discussions with many of our stockholders regarding our executive compensation program, and the Compensation

Committee considers these discussions when reviewing our executive compensation program and will continue to consider stockholder feedback and the results of “say-on-pay” votes when making future decisions. The Compensation Committee believes the results of the fiscal 2024 “say-on-pay” vote convey positive stockholder support for its decisions on annual executive compensation and illustrate that the Company’s executive compensation program is aligned with our stated compensation philosophy and objectives and thus determined that significant changes to our executive compensation program were not warranted as a result of the outcome of the 2024 “say-on-pay” vote.

COMPENSATION GOVERNANCE

Roles and Responsibilities

Role of the Compensation Committee

The Compensation Committee, which consists entirely of independent directors, oversees our executive compensation programs and met throughout Fiscal 2024. The Compensation Committee administers our annual cash bonus and long-term equity incentive plans and reviews performance levels relevant to compensation. It also decides the compensation of all named executive officers other than our CEO, seeks to ensure that all executive compensation is fair and aligned with our compensation policy, and makes recommendations to our Board of Directors with respect to the compensation of the CEO and our compensation practices generally. The CEO recuses himself from all Board discussions and decisions on his own compensation.

The Compensation Committee reviews all information presented and discusses the recommendations with the CEO and with our compensation consultant. In making decisions regarding pay levels and practices for our named executive officers, the Compensation Committee considers a variety of factors, including:

●	absolute corporate performance relative to our objectives;

●	creation of long-term value for our stockholders and stockholder views on compensation; and

●	feedback from stockholders and proxy advisers as part of outreach efforts.

The duties and responsibilities of the Compensation Committee are laid out in its charter, which can be found on our website, and described above under “How our Board is Organized—Board Committees.”

Role of the Independent Compensation Consultant

As outlined in its charter, the Compensation Committee has the right to retain compensation consultants (and other outside consultants) to provide independent advice to the Compensation Committee. In Fiscal 2024, the Compensation Committee appointed F.W. Cook & Co. (“F.W. Cook”) as an independent outside compensation consultant. During Fiscal 2024, F.W. Cook provided general market data on compensation levels for the Company’s named executive officers and non-employee directors, market practices in incentive design and equity usage, and emerging trends related to clawback policies. As part of its annual independence assessment during Fiscal 2024 (cited under “—Annual Process” below), the Compensation Committee considered the six factors specified by the SEC in Rule 10C-1 under the Exchange Act and by Section 303A.05 of the NYSE Listed Company Manual to monitor the independence of its compensation consultant, and determined that F.W. Cook’s provision of services to the Company did not raise a conflict of interest.

Role of Management

Each year, the CEO provides an assessment of the performance of each named executive officer, other than himself, during the prior year and recommends to the Compensation Committee the compensation to be awarded to each such named executive officer, which is then determined by the Compensation Committee. The CEO’s recommendations are based on numerous factors including:

●	corporate and individual performance;

●	leadership competencies; and

●	market competitiveness.

The CEO also provides a self-assessment of his achievements for the prior year, which the Compensation Committee reviews and considers when making a recommendation for an appropriate level of compensation for the CEO to the Board for approval. The CEO does not participate in any deliberations regarding his own compensation.

Management of Compensation-Related Risk

In 2024, in consultation with our CEO and F.W. Cook, our Compensation Committee assessed our compensation plans, policies and practices for the named executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This risk assessment included, among other things, a review of our cash and equity incentive compensation plans to ensure that they are aligned with our Company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT     41

COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION DETERMINATIONS

Other Compensation-Related Policies and Procedures

Claw-back Policy: We maintain a claw-back policy as required by the rules of the NYSE. Our claw-back policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the NYSE rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably and promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting restatement is required. For more information, see the full text of our claw-back policy, which is filed as an exhibit to our Annual Report on Form 10-K.

Anti-Hedging and Anti-Pledging Policies: Our insider trading policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly-traded options and other derivative securities with respect to Company securities. The policy also forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership. In addition, our executive officers, employees and directors are prohibited, without exception, from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts. For more information, see “Other Information—Insider Trading Policy.”

Equity Grant Procedures: The Company’s Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it is the Compensation Committee’s general practice to approve annual equity awards in March of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs is during an open quarterly window period under the Company's insider trading policy or when the Company otherwise has no material non-public information. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

2024 COMPENSATION DETERMINATIONS

Annual Salary

Consistent with our objectives with respect to our executive officers, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations. From time to time, the Compensation Committee will undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies. The members of the Compensation Committee also evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market capitalization or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive officer, and the individual executive officer’s scope of responsibility in relation to other officers and key executives within the Company. Salaries also reflect current practices within the specific geographic region and among executives holding similar positions. In addition to these factors, the annual salary for an executive officer depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior fiscal year’s audited financial statements, the CEO recommends to the Compensation Committee whether and the degree to which salary increases should be awarded to any of the executive officers. The CEO and the Compensation Committee will consider factors such as, but not limited to, the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the individual executive officer’s effectiveness in supporting the Company’s long-term goals. We also consider the contribution to our success of the department of which the executive officer was in charge, as well as our general achievements made within that department and by the executive officer during the prior fiscal year. In 2024, the Compensation Committee did not increase our NEOs’ base salaries. For Fiscal 2024, the base salaries of the NEOs were as follows: for Mr. Blachar, $542,688; for Mr. Ginzburg, $407,723; for Mr. Hatzir, $358,083; for Mr. Ben Yosef, $332,272; for Ms. Woelfel, $360,165.

42     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION DETERMINATIONS

Management Plan

Each year, following publication of our financial statements for the prior fiscal year, the Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews and approves the annual bonus payable to our other executive officers.

Annual bonuses for our executive officers are payable in accordance with the Company’s Management Plan. Mr. Blachar’s eligibility for an annual cash bonus under the Management Plan is also governed by additional terms provided in his employment agreement (the “Blachar Employment Agreement”), which are described under “Executive Compensation Tables—Employment Agreements” below.

The Management Plan provides for annual cash bonuses for participating employees based on the achievement of certain performance metrics. At the beginning of each fiscal year, our CEO and the Compensation Committee review the Company’s objectives under the Company’s strategic plan and annual budget, the compensation practices of our peers, and other market data, and the CEO recommends performance metrics, which are measurable financial and operational goals, for the upcoming fiscal year for all executive officers other than himself. These measurable financial and operational goals may be with respect to the performance of the Company on a consolidated basis, the performance of the Company in a particular country or region, or the performance of a business unit or operating segment of the Company, including a geographically-based business unit.

Performance Metrics

After taking into account the CEO’s recommendations, the Compensation Committee establishes (i) Company Performance Metrics (as defined in the Management Plan) applicable to all executive officers, (ii) other quantitative individual performance criteria for each executive officer (the “Individual Performance Metrics”) and (iii) qualitative “CEO Goals” for each executive officer. The “CEO Goals” include certain operational objectives for each executive officer, thus enabling the Compensation Committee to evaluate achievement based on both the executive officer’s individual performance and our overall Company performance during the covered fiscal year. Collectively, the metrics focus on financial and operational performance, our execution of our business plan, the individual performance of the executive officer, certain subjective assessments of the executive leadership and other contributions to and impacts by the executive officer on the Company.

The Compensation Committee sets target levels of achievement under each of such Company Performance Metrics, Individual Performance Metrics and CEO Goals, and assigns a weight to each of these three elements reflecting the contribution of achievement to the total payout. The Compensation Committee has the ability to adjust the targets once they are set for extraordinary events. The Management Plan provides that, unless otherwise determined by the Compensation Committee, for executive officers (other than Mr. Blachar) the Company Performance Metrics may not have a collective weight of less than 50%. The Compensation Committee determined that the Company Performance Metrics should have a weight of 60% in 2024 for these NEOs. For Mr. Blachar, as dictated by the Blachar Employment Agreement, the Company Performance Metrics and the Individual Performance Metrics must have a collective weight of 75%, and the CEO Goals must have a weight of 25%.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION DETERMINATIONS

The chart below indicates the rationale for the Company Performance Metric, the Individual Performance Metrics (as a group) and the CEO Goals (as a group), and the weighting of each component for the CEO and other NEOs for Fiscal 2024.

(1)	Adjusted EBITDA, as reported on our financial results, is defined as net income before interest, taxes, depreciation, amortization, and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives not designated as hedging instruments; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement;, (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (viii) other unusual or non-recurring items.

Finally, in addition to determining pre-set performance metrics and weights for each such metric, the Compensation Committee establishes threshold and maximum bonus opportunities for each executive officer, based on base salary. For Mr. Ginzburg, Mr. Hatzir and Mr. Ben Yosef, the Compensation Committee set threshold and maximum bonus opportunities for Fiscal 2024 under the Management Plan at approximately 10% and 83%, respectively, of the NEOs’ base salaries. For Ms. Woelfel, the Compensation Committee set threshold and maximum bonus opportunities for Fiscal 2024 under the Management Plan at approximately 10% and 75% of her base salary. There is no target bonus opportunity for the NEOs other than Mr. Blachar. For Mr. Blachar, the Compensation Committee set his threshold, target and maximum bonus opportunities for Fiscal 2024 at 100%, 100% and approximately 117% (i.e., 100% of base salary, plus 2 months extra of base salary), respectively, of his base salary. For more information on threshold, target and maximum bonus opportunities, see “Executive Compensation Tables—Grants of Plan-Based Awards in 2024.”

44     ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION DETERMINATIONS

Bonus payouts are determined based on the level of actual achievement for each goal under the Management Plan. Achievement is assessed stringently but holistically. For the CEO’s bonus, if the actual results exceed the target of one metric, it can offset the other metrics. If the level of achievement of a Company Performance Metric falls between the levels corresponding to a threshold and maximum bonus, bonus payout is based on a linear interpolation between the threshold and maximum bonus amounts. Mr. Blachar’s maximum bonus opportunity is achievable only if the net income metric set for him (under the Individual Performance Goals) exceeds its target. Regardless of other performance, no bonus is paid under the Management Plan for any fiscal year, unless the Company’s net income for such fiscal year is positive.

The chart below indicates the actual achievements under each element of the Management Plan for each NEO in Fiscal 2024, based on our Company’s and the NEOs’ individual performance as described in more depth following the chart

	Company Performance Metrics		Individual
			Performance
NEO	Revenue	Adjusted EBITDA	Metrics	CEO Goals
Doron Blachar, Chief Executive Officer	77%	104%	108%	70%
Assaf Ginzburg, Chief Financial Officer	86%	95%	100%	100%
Shimon Hatzir, Executive Vice President, Electricity Segment	86%	95%	78%	70%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	86%	95%	84%	100%
Jessica Woelfel, General Counsel, CCO, and Corporate Secretary	86%	95%	90%	100%

Company Performance Metrics Results

For the Company Performance Metrics applicable to all NEOs, the Compensation Committee considered the following financial results for Fiscal 2024:

Company Performance Metric	Target	Actual
Revenue	$900 million	$879.7 million
Adjusted EBITDA	$531 million	$550.5 million

Assessment of Individual and CEO Goals

In assessing the level of achievement on the Individual Performance Goals and the CEO Goals under the Management Plan for Fiscal 2024, the Compensation Committee reviewed a number of factors. For Mr. Blachar, whose targets within the Individual Performance Goals included net income of $112 million and income before income taxes of $115 million, the Compensation Committee considered actual adjusted net income above target of $121 million and actual adjusted income before income taxes of $137 million. For the other NEOs, the Compensation Committee considered, among other things, net income, individual segment revenue and gross margin, and electricity generation results as compared to the targets. With respect to the CEO Goals, the Compensation Committee determined that he should receive 70% of the qualitative CEO Goals component of his bonus in light of the Company’s achievements with respect to, among other things:

●	the Electricity segment results;
●	the Company met its financial guidance;
●	the Company signed the accretive acquisition of Enel North America’s geothermal and solar assets in the United States;
●	the Company's successful resolution of legal and regulatory matters;
●	the Company signed three battery storage PPAs and saw the successful commencement of commercial operations at three new energy storage sites, including Bottleneck, the Company's largest energy storage facility to date;
●	the Company signed an engineering, procurement and construction contract to build the Te-Mihi 2A 101 MW geothermal power plant in New Zealand;
●	the Company’s successful global employment engagement programs; and
●	management of robust social programs to support local communities in all international locations.

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| COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION DETERMINATIONS

Management Plan Payouts

The chart below indicates, for each of our NEOs, after linear interpolation, the amount of the bonus earned and paid out to him or her, expressed as a percentage of the maximum bonus amount, and the bonus payouts in respect of the level of performance achieved with respect to the Company Performance Metrics, Individual Performance Metrics and CEO Goals, as described above.

NEO	% of Award Paid Out	Bonus Payout
Doron Blachar, Chief Executive Officer	93%	$608,000
Assaf Ginzburg, Chief Financial Officer	97%	$342,000
Shimon Hatzir, Executive Vice President, Electricity Segment	82%	$253,000
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	91%	$252,000
Jessica Woelfel, General Counsel, Chief Compliance Officer, and Corporate Secretary	96%	$260,000

Equity Awards

We are committed to long-term incentive programs for our executive officers that promote the long-term growth of the Company and align the interests of our executive officers with those of our stockholders. The determination of the total amount of annual equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual bonuses under the Management Plan. We make equity awards to our executive officers and employees on an annual basis in line with market norms, and in order to reinforce our pay for performance culture.

We make equity awards following the publication of our financial results for the preceding year and our Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees. Within one month after the Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees, including our executive officers, our CEO recommends to the

Compensation Committee the particular amount of equity awards to be made to each of the executive officers (other than himself) after consideration of a variety of factors, including the Company’s performance and relative stockholder return, the expected contribution of the executive officers to the Company’s growth and success, awards granted to the executive officers in past years and certain survey and other market data regarding the compensation practices of our peers. These factors are not assigned any particular weight, and the Compensation Committee does not use a formula to apply these factors in determining the number of equity awards to be made to each of our executive officers. Instead, the Compensation Committee uses its judgment and experience in considering these factors to determine the appropriate number of equity awards to be granted to each of our executive officers for each fiscal year to ensure there is a strong link between our executive officers’ compensation and performance and alignment of their interests with those of our stockholders. All equity awards are made pursuant to the Company’s 2018 Incentive Compensation Plan, as amended (the “2018 ICP”).

Awards granted to NEOs include two distinct components: Performance Stock Units (PSUs) and Restricted Stock Units (RSUs). Each executive’s target grant value is based on his or her role.

During 2024, our NEOs received equity incentive compensation weighted towards performance-based awards, with a target allocation mix of 60% PSUs and 40% RSUs. The PSUs are calculated based on percentage of total grant date fair value for all grants (assuming a payout at the probable outcome level for PSUs) and based on capacity growth based on Megawatts (“MW”), such that 50% of granted PSUs are tied to TSR performance relative to the S&P 500, and 50% of granted PSUs are tied to targeted MW growth. The Fiscal 2024 PSU and RSU awards vest over three years, with one-third vesting on each anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting and is valued on the date of grant based on the closing price of our Common Stock on the next business day following the date of grant.

PSUs tied to TSR are paid out based on the Company’s achievement of three-year relative total shareholder return (“relative TSR”) compared to companies in the S&P 500 index. The Compensation Committee chose relative TSR as the performance metric due to its prevalent use in compensation design and its focus on driving stockholder value within a broad-market investment portfolio. The performance metrics are as follows:

46	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS |

2022-2025 PERFORMANCE STOCK UNITS PROGRAM RESULT

Three-year relative TSR	PSUs earned*
75th percentile and above	150% (maximum)
55th percentile	100% (target)
35th percentile	50% (threshold)
Below 35th percentile	0%

*       Subject to linear interpolation.

Additionally, where three-year absolute TSR is negative, regardless of performance relative to our peers, the TSR PSU payout will be capped at 100% of target.

PSUs tied to MW targets are paid out based on the Company’s achievement of defined three-year MW growth targets established by the Compensation Committee at the time of grant and the Compensation Committee does not have discretion to vary the MW targets after the grant date. The number of PSUs that may be earned ranges from 0% to 200% of target. The Compensation Committee chose MW targets as the performance metric to align with the Company’s multiyear capacity expansion targets that further strengthens our earnings generation capabilities. At least 50% of the MW growth must be via organic growth. The MW target performance metrics are challenging, but attainable goals that motivate exceptional performance against our operating plan. The targets are set at levels we believe require significant effort on the part of our executives, yet also represent a reasonable expectation of operational results based on prior-year performance, existing business conditions, the markets in which we participate and our outlook. While we believe in transparency and disclose as much information to stockholders as is necessary to understand how our executive compensation program works, we believe that disclosing these metrics on a prospective basis would provide our competitors with insight regarding confidential business growth strategies, and would thereby result in competitive harm to the Company. We will disclose the targets and actual performance on a retrospective basis for the MW PSUs that vest after completion of the three-year performance period.

PSUs tied to each of the relative TSR and MW targets are also subject to service-based vesting and will vest ratably over three years (one-third on each of the one, two, and three-year anniversaries of the date of grant). No PSUs will actually be earned or paid until completion of the three-year performance period from the date of the grant.

2022-2025 PERFORMANCE STOCK UNITS PROGRAM RESULT

The PSUs granted in 2022 (the “2022 PSUs”) to our NEOs were earned at 83.7% of target based on the Company’s achievement of three-year relative TSR compared to companies in the S&P 500 index.

	2022-2025 Target PSUs (#)	2022-2025 Earned PSUs (#)(1)
Doron Blachar	5,974	5,000
Assaf Ginzburg	3,319	2,778
Shimon Hatzir	2,655	2,222
Ofer Ben Yosef	2,655	2,222
Jessica Woelfel	2,323	1,944
(1)	Pursuant to the contractual requirements of the 2022 PSU awards, Ormat’s three-year relative TSR was calculated to account for the ORIX Offering. Accordingly, the three-year relative TSR calculation was bifurcated into two weighted segments: the first segment was Ormat’s relative TSR for the period from the original grant date until December 11, 2024 (the last trading day before announcement of the offering and the offering price), and the second segment was Ormat’s relative TSR for the period from December 12, 2024 (the first trading day after such announcement) until the last day of the original performance period. Ormat’s relative TSR percentile for (x) the first segment was at approximately the 51st percentile (which was weighted at 93% based on the days elapsed) and resulted in 83.7% of the PSUs being earned and (y) the second segment was below the 35th percentile (which was weighted at 7% based on the days elapsed) and resulted in no PSUs being earned.

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| COMPENSATION DISCUSSION AND ANALYSIS

OTHER COMPENSATION ELEMENTS

OTHER COMPENSATION ELEMENTS

We generally provide to our CEO and other executive officers the same benefits that we provide to all employees, including certain retirement benefits, health and welfare benefits, and other benefits. In addition, our executive officers are provided with certain additional benefits that are intended to be competitive with the practices of similar companies in our industry and the regions in which we operate. Benefit plans and perquisites are intended to supplement cash compensation and often involve non-monetary rewards, coverage of certain business-related expenses, insurance, pension and savings plans and other deferred monetary savings. These benefits and perquisites may vary depending on geographic location and other circumstances. Global, regional and local units may develop their own benefit plans and procedures, consistent with our principles and guidelines and subject to any required Company approvals. Benefits and perquisites may include, in addition to benefits that are mandated by applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation and accommodations; telecommunication devices; media and computer equipment and expenses; medical insurance; travel and relocation (including family-related expenses, such as tuition and commuting); and life and medical insurance and benefits (including for executive officers’ families). Each of our named executive officers, other than Ms. Woelfel, is also party to an employment agreement with Ormat Systems, one of the Company’s subsidiaries organized in Israel, that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees under Israeli law, covering matters such as vacation, health and other benefits. For more information, see, in “Executive Compensation Tables.”

Retirement and Other Local Benefits

ISRAEL

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israel-based executive officers to a pension plan, known as a management insurance plan, or to a pension fund. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of the monthly salary to the pension component (including disability insurance) and 8.33% of the monthly salary to the severance component and the employee contributes an amount between 6% and 7% of salary to the pension component. Our CEO is entitled to similar contributions on behalf of the Company as pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions. Generally, in addition, our Israel-based NEOs are entitled to participate in an education fund plan (the “Education Fund”), pursuant to which each executive officer who participates in the plan contributes an amount equal to 2.5% of their monthly salary to the Education Fund and the Company 7.5% of their monthly salary to the Education Fund up to a certain sum. For more information, see the “All Other Compensation” column in the “Summary Compensation Table”, in “Executive Compensation Tables.”

THE UNITED STATES

In the United States we provide various defined contribution plans for the benefit of our U.S.-based executive officers, including a 401(k) plan with a Company match. Under these plans, contributions are based on specified percentages of pay.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the “All Other Compensation” column in the “Summary Compensation Table” in “Executive Compensation Tables”.

Other Bonuses

The Compensation Committee also has the authority to make discretionary bonuses during any fiscal year, as the Compensation Committee determines in its discretion is appropriate and in the best interests of the Company. These discretionary bonuses are made outside of, and not based on pre-set goals or formulas in, the Management Plan, and are instead sized based on various factors determined at the Compensation Committee’s discretion, such as individual performance, individual goals, other contributions to the Company and expected future contributions to the Company. For Fiscal 2024, the Compensation Committee did not grant any discretionary bonuses to any Management Plan participants.

48	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS |

FISCAL 2025 COMPENSATION

FISCAL 2025 COMPENSATION

In the first quarter of Fiscal 2025, the Compensation Committee conducted its annual executive compensation review and approved the compensation of our NEOs for the year. The Compensation Committee considered, among other factors, our strategic plans for growth and expansion, our corporate performance, our NEOs’ individual performance, and market data provided by F.W. Cook.

The Compensation Committee set the Fiscal 2025 target bonus for Mr. Blachar to be at 100% of his base salary and set the Fiscal 2025 target bonuses for the other NEOs in amounts ranging between 75% and 83% of their base salaries. The Compensation Committee increased the value of equity awards granted to our NEOs for Fiscal 2025 under the 2018 ICP in amounts ranging from 11% to 20% and increased the NEOs base salaries between 8% and 18%, based on market data, job performance and each NEO’s responsibilities for Fiscal 2024.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management and based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement relating to our 2025 Annual Meeting of Stockholders.

Submitted by the members of the Compensation Committee of the Company’s Board.

Dafna Sharir, Chair
Michal Marom

Mike Nikkel

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods required to be disclosed under SEC rules, the total compensation of our (i) CEO, (ii) CFO and (iii) three most highly compensated executive officers, other than our CEO and CFO, who were serving as executive officers as of December 31, 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Doron Blachar Chief Executive Officer	2024	542,688	—	2,500,000	—	608,000	169,494	3,820,182
	2023	528,300	—	1,800,000	—	594,000	136,276(4)	3,058,576
	2022	506,910	—	675,000	225,000	510,000	140,249	2,057,159
Assaf Ginzburg Chief Financial Officer	2024	407,723	—	950,000	—	342,000	90,785(5)	1,790,508
	2023	393,940	—	850,000	—	274,000	85,499	1,603,439
	2022	375,748	—	445,000	125,000	249,600	87,441	1,282,789
Shimon Hatzir Executive Vice President, Electricity Segment	2024	358,083	—	750,000	—	253,000	182,873(6)	1,543,956
	2023	353,458	—	700,000	—	223,000	93,195	1,369,653
	2022	364,965	—	400,000	100,000	211,100	98,431	1,174,496
Ofer Ben Yosef Executive Vice President, Energy Storage and Business Development	2024	332,272	—	600,000	—	252,000	80,412(7)	1,254,684
	2023	318,111	—	500,000	—	165,000	77,260	1,060,371
	2022	328,466	—	300,000	100,000	211,000	83,049	1,022,515
Jessica Woelfel General Counsel, Chief Compliance Officer, and Corporate Secretary	2024	360,165	—	525,000	—	260,000	15,250(8)	1,160,415
	2023	333,231	—	450,000	—	220,000	14,954	1,018,185

(1)	The “Stock Awards” column reflects the dollar amounts that represent the aggregate grant date fair value of the applicable equity awards computed in accordance with FASB ASC Topic 718 (“Topic 718”). For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2024. $1,000,000, $380,000, $300,000, $240,000 and $210,000 represent the grant date fair values of all RSU awards to each of Messrs. Blachar, Ginzburg, Hatzir, Ben Yosef and Woelfel, respectively, which are calculated in accordance with the accounting standards for share-based compensation using Ormat’s closing stock price on the next day of business following the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. The “Stock Awards” column above also reflects the $750,000, $285,000, $225,000, $180,000 and $157,500 grant date fair values of the target number of TSR PSUs and $750,000 $285,000, $225,000, $180,000 and $157,500 grant date fair values of the target number of MW PSUs, in each case, for each of Messrs. Blachar, Ginzburg, Hatzir, Ben Yosef and Woelfel, respectively, that were eligible to vest based on our relative TSR performance goals and MW goals, respectively, which for accounting purposes is based on the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. Assuming the maximum level of performance achievement for the TSR PSUs (which is 150% of target) and for the MW PSUs, (which is 200% of target), the aggregate values of TSR PSUs for our NEOs in 2024 are $1,125,000, $427,500, $337,500, $270,000 and $236,250, and the aggregate values of the MW PSUs for each of our NEOs in 2024 are $1,500,000, $570,000, $450,000, $360,000 and $315,000, in each case, for each of Messrs. Blachar, Ginzburg, Hatzir, Ben Yosef and Woelfel, respectively.

(2)	The “Non-Equity Incentive Plan Compensation” column reflects the amount of any cash awards granted under the Management Plan to the NEOs. These amounts reflect cash awards earned for 2024 performance, which were paid in 2025. For more information, see “Compensation Discussion and Analysis—2024 Compensation Determinations—Management Plan” above.

(3)	Car-related expenses included in this column include also gas, maintenance and insurance, which are perquisites customary in Israel and are provided by the Company in amounts that are customary and prevalent among Israeli companies in comparable industries.

(4)	Includes severance and pension contributions as required by Israeli law in the amount of $85,562; payments of car-related expenses in the amount of $22,857; vacation redemption in the amount of $54,756; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.

(5)	Includes severance and pension contributions as required by Israeli law in the amount of $62,960; payments of car-related expenses in the amount of $14,295; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.

(6)	Includes severance and pension contributions as required by Israeli law in the amount of $53,104; payments of car-related expenses in the amount of $32,181; vacation redemption in the amount of $55,016; spousal travel expenses of $25,291; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.

(7)	Includes severance and pension contributions as required by Israeli law in the amount of $49,939; payments of car-related expenses in the amount of $12,710; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.

(8)	Reflects the value of cash we contributed to the named executive officer’s account in our 401(k) plan.

50	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES |
GRANTS OF PLAN-BASED AWARDS IN 2024

GRANTS OF PLAN-BASED AWARDS IN 2024

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2024:

Name	Grant Date	Type of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)			Estimated Future Payouts Under Equity Incentive Plan Compensation			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Doron Blachar		Annual Cash Bonus: Management Plan	542,688	542,688	634,945
	3/21/24(3)	PSUs				3,397	6,793	10,190				$540,000
	3/21/24(4)	PSUs				3,393	6,786	13,572				$540,000
	3/21/24(5)	RSUs							9,009			$720,000
Assaf Ginzburg		Annual Cash Bonus: Management Plan	40,772	—	305,792
	3/21/24(3)	PSUs				1,604	3,208	4,812				$255,000
	3/21/24(4)	PSUs				1,603	3,205	6,410				$255,000
	3/21/24(5)	RSUs							4,254			$340,000
Shimon Hatzir		Annual Cash Bonus: Management Plan	35,808	—	268,562
	3/21/24(3)	PSUs				1,321	2,642	3,963				$210,000
	3/21/24(4)	PSUs				1,320	2,639	5,278				$210,000
	3/21/24(5)	RSUs							3,504			$280,000
Ofer Ben Yosef		Annual Cash Bonus: Management Plan	32,227	—	241,704
	3/21/24(3)	PSUs				944	1,887	2,831				$150,000
	3/21/24(4)	PSUs				943	1,885	3,770				$150,000
	3/21/24(5)	RSUs							2,502			$200,000
Jessica Woelfel		Annual Cash Bonus: Management Plan	36,017	—	270,124
	3/21/24(3)	PSUs				849	1,698	2,547				$135,000
	3/21/24(4)	PSUs				847	1,694	3,388				$135,000
	3/21/24(5)	RSUs							2,252			$180,000
(1)	Represents the threshold, target (if applicable) and maximum cash payout opportunities for Fiscal 2024 under the Management Plan. Other than for Mr. Blachar, there is no target for cash payout opportunities for our NEOs. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis—2024 Compensation Determinations—Management Plan.”

(2)	Represents the aggregate grant date fair value computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2024.

(3)	Represents the shares of Common Stock underlying 3-year relative TSR PSUs granted to our NEOs under our 2018 ICP in 2024. We discuss these awards under the heading “Compensation Discussion and Analysis – 2024 Compensation Determinations– Equity Awards”. The amounts disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of shares of Common Stock issuable assuming achievement of the specific threshold, target or maximum levels of performance established by the Compensation Committee for these PSUs over the performance period.

(4)	Represents the shares of Common Stock underlying 3-year MW PSUs granted to our NEOs under our 2018 ICP in 2024. The amounts disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of shares of Common Stock issuable assuming achievement of the specific threshold, target or maximum levels of performance established by the Compensation Committee for these PSUs over the performance period.

(5)	Represents shares of our Common Stock underlying RSUs granted under our 2018 ICP in 2024. We discuss these awards under the heading “Compensation Discussion and Analysis – 2024 Compensation Determinations – Equity Awards”.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	51

| EXECUTIVE COMPENSATION TABLES
  EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENTS

The following are descriptions of the material terms of the employment agreements of our NEOs, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading “Grants of Plan-Based Awards” above.

General

Each of Mr. Blachar, our CEO, Mr. Ginzburg, our CFO, Mr. Hatzir, our Executive Vice President, Electricity Segment, Mr. Ben Yosef, our Executive Vice President, Business Development and Sales, is employed by Ormat Systems, one of the Company’s subsidiaries that is organized in Israel. Ms. Woelfel, our General Counsel, CCO, and Corporate Secretary, is employed by Ormat Technologies.

Each of Mr. Blachar, Mr. Ginzburg, Mr. Hatzir, Mr. Ben Yosef and Ms. Woelfel is party to an employment agreement with their employer that sets forth their respective terms of employment, which terms are generally applicable to all employees under local law, covering matters such as vacation, health, and other benefits.

Doron Blachar

In connection with Mr. Blachar’s appointment as CEO, Mr. Blachar entered into an amended and restated employment agreement with the Company and Ormat Systems, dated July 2, 2020 (the “Blachar Employment Agreement”). Pursuant to the Blachar Employment Agreement, Mr. Blachar is entitled to receive a gross monthly salary of NIS 135,000, which salary is linked to changes in the cost of living index in Israel. He is eligible to receive an annual cash bonus in a target amount equal to 12 monthly salaries, based on criteria established by the Company, and to receive grants of future equity awards, subject to the terms and conditions of the equity incentive plan and the award agreement. The Blachar Employment Agreement also covers matters such as the Company’s management insurance plan or pension fund (to which Ormat Systems is to contribute a percentage of Mr. Blachar’s salary), contributions by the Company to an education fund and use of a Company-leased car.

In the event that within two months prior to, or 12 months following, the occurrence of a “Change of Control” (as defined in the Blachar Employment Agreement), Mr. Blachar’s employment is terminated by the Company other than for “Cause” or he resigns for “Good Reason” (each as defined in the Blachar Employment Agreement), all of his outstanding RSUs and PSUs will immediately vest, with performance-based equity awards vesting based on target level of performance.

Under the Blachar Employment Agreement, either party may terminate the employment relationship upon six months’ prior written notice or, in the event of a termination for Cause, immediately. In the event Mr. Blachar’s employment is terminated by the Company without Cause, or he resigns within two months before, or 12 months following, the consummation of a Change of Control, Mr. Blachar will be entitled to an extension of his notice period from six months to 12 months. The Company may determine not to take advantage of the full notice period and may terminate Mr. Blachar’s employment at any time during such notice period. In the event of such termination, the Company will pay to Mr. Blachar his salary and other related benefits due to him during the notice period. In the event of a termination of employment other than a termination for Cause occurring prior to July 1, 2022, the Company will pay Mr. Blachar an amount equal to six times his monthly salary. In addition, in the event of a termination of Mr. Blachar’s employment other than for “Cause,” he is eligible to receive (i) an amount equal to the difference between (x) the product of his last month’s salary by the term of his employment and (y) the sums accumulated under his pension and/or management insurance on account of his severance pay, including any profits and differentials, and (ii) a pro-rata portion of his annual cash bonus based on the number of months he was actually employed at the Company in such fiscal year. The Blachar Employment Agreement provides that the post-employment restrictive covenants set forth in his initial employment agreement with the Company, dated January 6, 2013, will continue to remain in effect (“Prior Employment Agreement”). Under his Prior Employment Agreement, Mr. Blachar is subject to certain non-competition and non-solicitation provisions for a period of 12 months following his termination of employment.

Assaf Ginzburg

In connection with his appointment as CFO, Mr. Ginzburg entered into an employment agreement with Ormat Systems, dated May 10, 2020 (the “Ginzburg Employment Agreement”). Pursuant to the Ginzburg Employment Agreement, Mr. Ginzburg is entitled to receive a gross monthly salary of NIS 95,000, which salary is linked to changes in the cost of living index in Israel, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ginzburg Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health and other benefits, including subject to Mr. Ginzburg’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Ginzburg’s salary, contributions by Ormat Systems to an education fund and use of a Company-leased car.

In addition, under the Ginzburg Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ginzburg Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ginzburg’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ginzburg his salary and other related benefits due to him during the

52	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES |
EMPLOYMENT AGREEMENTS

notice period. In addition, in the event of a termination of employment not for Cause, Mr. Ginzburg will be eligible to receive a pro-rata portion of his annual bonus for the year of termination.

The Ginzburg Employment Agreement contains non-competition and non-solicitation provisions that are designed to restrict Mr. Ginzburg from the following activities for a period of 12 months following his termination of employment: (i) holding an interest (other than a minority interest in a public company) in a competitive business; (ii) engaging in activities competitive with the business; (iii) soliciting any employee of the Subsidiary and its affiliates; and (iv) soliciting any customers (the “Restrictive Covenants”).

Shimon Hatzir

Mr. Hatzir entered into an employment agreement with Ormat Systems on October 1, 2018 (the “Hatzir Employment Agreement”), pursuant to which Mr. Hatzir is entitled to receive a gross monthly salary of NIS 77,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Hatzir Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Hatzir’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Hatzir’s salary, contributions by Ormat Systems to an education fund and use of a Company-leased car.

In addition, under the Hatzir Employment Agreement, either party may terminate the employment relationship upon two months’ prior written notice or, in the event of termination for “Cause” (as defined in the Hatzir Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Hatzir’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Hatzir his salary and other related benefits due to him during the notice period. Following the notice period, subject to his release of any claims against Ormat Systems, Mr. Hatzir will be entitled to receive his salary and all social benefits for an additional four months. The Hatzir Employment Agreement contains the Restrictive Covenants.

As previously disclosed, Mr. Hatzir will retire effective September 1, 2025. Starting such date until August 31, 2026 (the “Separation Date”), he will remain employed as a senior consultant to the Company’s management, where he will continue supporting various strategic, business development and operational efforts in the Electricity segment. To facilitate this transition, Mr. Hatzir and the Company have entered into a separation agreement (the “Hatzir Separation Agreement”), which provides that the Hatzir Employment Agreement will remain in effect until the Separation Date, and until then, he will be entitled to all payments and benefits under such agreement, except that any cash bonus payout under the Management Plan for 2025 will be pro-rated through August 31, 2025, and he will not be eligible for equity grants after February 25, 2025. Additionally, Mr. Hatzir will be entitled to the severance payments required to be paid to him under Israeli law, as described above in “Compensation Discussion and Analysis—Retirement and Other Benefits—Israel.”

Ofer Ben Yosef

Mr. Ben Yosef entered into an employment agreement with Ormat Systems in April 2020 (the “Ben Yosef Employment Agreement”), pursuant to which Mr. Ben Yosef is entitled to receive a gross monthly salary of NIS 85,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ben Yosef Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Ben Yosef’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems is to contribute a percentage of Mr. Ben Yosef’s salary, contributions by Ormat Systems to an education fund and use of a Company-leased car.

In addition, under the Ben Yosef Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ben Yosef Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ben Yosef’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ben Yosef his salary and other related benefits due to him during the notice period. The Ben Yosef Employment Agreement contains the Restrictive Covenants.

Jessica Woelfel

Ms. Woelfel entered into an employment agreement with the Company on February 1, 2023, pursuant to which Ms. Woelfel would be entitled to receive, in the event the Company terminates her employment without “Cause” (as defined in her employment agreement) and subject to the execution of a release and compliance with her restrictive covenants, four months of continued base salary, any earned but unpaid annual bonus, a prorated target annual bonus for the year of termination and eligibility for reimbursements of COBRA premiums for four months. Ms. Woelfel’s employment agreement includes 12 month post-termination non-competition and employee and customer non-solicit restrictions, as well as perpetual confidentiality and non-disparagement provisions.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	53

| EXECUTIVE COMPENSATION TABLES

  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2024:

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
							Market	Plan	Awards:
						Number	Value of	Awards:	Market
						of Shares	Shares or	Number of	Value of
		Number of	Number of			or Units	Units of	Unearned	Unearned
		Securities	Securities			of Stock	Stock	Shares	Shares
		Underlying	Underlying	Option		That	That	That	That
		Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Grant	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)(11)	(#)	($)(11)
Doron Blachar	July 1, 2020	45,365(1)	—	63.40	July 1, 2026	—	—	—	—
	March 1, 2022	4,952	4,951(2)	71.15	March 1, 2028	—	—	—	—
	March 1, 2022	—	—	—	—	1,610(3)	109,020	—	—
	March 1, 2022	—	—	—	—	—	—	2,987(4)	202,280
	March 21, 2023	—	—	—	—	6,757(5)	457,584
	March 21, 2023	—	—	—	—	—	—	3,397(6)	230,011
	March 21, 2023	—	—	—	—	—	—	6,786(7)	459,548
	March 1, 2024	—	—	—	—	15,419(8)	1,044,175	—	—
	March 1, 2024	—	—	—	—	—	—	5,899(9)	399,480
	March 1, 2024	—	—	—	—	—	—	11,649(10)	788,870
Assaf Ginzburg	May 12, 2020	25,524(1)	—	68.34	May 12, 2026	—	—	—	—
	March 1, 2022	2,751	2,751(2)	71.15	March 1, 2028	—	—	—	—
	March 1, 2022	—	—	—	—	894(3)	101,710	—	—
	March 1, 2022	—	—	—	—	670(11)	75,790	—	—
	March 1, 2022	—	—	—	—	—	—	1,660(4)	112,381
	March 21, 2023	—	—	—	—	3,191(5)	216,095	—	—
	March 21, 2023	—	—	—	—	—	—	1,604(6)	108,623
	March 21, 2023	—	—	—	—	—	—	3,205(7)	217,043
	March 1, 2024	—	—	—	—	5,859(8)	396,771	—	—
	March 1, 2024	—	—	—	—	—	—	2,242(9)	151,794
	March 1, 2024	—	—	—	—	—	—	4,427(10)	299,796
Shimon Hatzir	June 15,2020	20,000(1)	—	69.14	June 15, 2026	—	—	—	—
	December 31, 2020	573(1)	—	90.28	December 31, 2026	—	—	—	—
	March 1, 2022	2,201	2,200(2)	71.15	March 1, 2028	—	—	—	—
	March 1, 2022	—	—	—	—	716(3)	48,488	—	—
	March 1, 2022	—	—	—	—	1,005(11)	68,059	—	—
	March 1, 2022	—	—	—	—	—	—	1,328(4)	89,898
	March 21, 2023	—	—	—	—	2,628(5)	177,968	—	—
	March 21, 2023	—	—	—	—	—	—	1,321(6)	89,458
	March 21, 2023	—	—	—	—	—	—	2,639(7)	178,713
	March 1, 2024	—	—	—	—	4,626(8)	313,273	—	—
	March 1, 2024	—	—	—	—	—	—	1,770(9)	119,831
	March 1, 2024	—	—	—	—	—	—	3,495(10)	236,681

54	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES |

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
							Market	Plan	Awards:
						Number	Value of	Awards:	Market
						of Shares	Shares or	Number of	Value of
		Number of	Number of			or Units	Units of	Unearned	Unearned
		Securities	Securities			of Stock	Stock	Shares	Shares
		Underlying	Underlying	Option		That	That	That	That
		Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Grant	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)(11)	(#)	($)(11)
Ofer Ben Yosef	May 12, 2020	21,271(1)	—	68.34	May 12, 2026	—	—	—	—
	March 1, 2022	2,200	2,201(2)	71.15	March 1, 2028	—	—	—	—
	March 1, 2022	—	—	—	—	716(3)	48,488	—	—
	March 1, 2022	—	—	—	—	—	—	1,328(4)	89,898
	March 21, 2023	—	—	—	—	1,877(5)	127,110	—	—
	March 21, 2023	—	—	—	—	—	—	944(6)	63,894
	March 21, 2023	—	—	—	—	—	—	1,885(7)	127,652
	March 1, 2024	—	—	—	—	3,700(8)	250,564	—	—
	March 1, 2024	—	—	—	—	—	—	1,416(9)	95,892
	March 1, 2024	—	—	—	—	—	—	2,796(10)	189,345
Jessica Woelfel	August 8, 2019	4,000(1)	—	71.71	August 8, 2025	—	—	—	—
	June 15, 2020	10,000(1)	—	69.14	June 15, 2026	—	—	—	—
	March 31, 2021	4,801	1,600(1)	78.53	March 31, 2027	—	—	—	—
	March 1, 2022	1,926	1,925(1)	71.15	March 1, 2028	—	—	—	—
	March 1, 2022	—	—	—	—	626(11)	42,393	—	—
	March 1, 2022	—	—	—	—	—	—	1,162(4)	78,657
	March 21, 2023	—	—	—	—	1,689(5)	114,379	—	—
	March 21, 2023	—	—	—	—	—	—	849(6)	57,494
	March 21, 2023	—	—	—	—	—	—	1,697(7)	114,921
	March 1, 2024	—	—	—	—	3,238(8)	219,277	—	—
	March 1, 2024	—	—	—	—	—	—	1,239(9)	83,905
	March 1, 2024	—	—	—	—	—	—	2,446(10)	165,643
(1)	Represents SARs which vest and become exercisable 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(2)	Represents SARs which vest and become exercisable 25% on each of the first, second, third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(3)	Represents RSUs which vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(4)	Represents the number of PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2024, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each PSU represents the right to receive one share of Common Stock upon vesting.
(5)	Represents RSUs which vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	55

| EXECUTIVE COMPENSATION TABLES

  OPTION EXERCISES AND STOCK VESTED IN 2024

(6)	Represents the number of TSR PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2024, this table shows the number of shares underlying the outstanding TSR PSU award assuming a payout at the threshold level. The PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each TSR PSU represents the right to receive one share of Common Stock upon vesting.
(7)	Represents the number of MW PSUs that are eligible to vest, based on our MW targets from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the commercial operations date MW progress through the end of Fiscal 2023, this table shows the number of shares underlying the outstanding MW PSU award assuming a payout at the target level. The MW PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting MW growth performance as of the third anniversary of the grant date). Each MW PSU represents the right to receive one share of Common Stock upon vesting.
(8)	Represents RSUs which vest 33.33% on each of the first and second anniversary of the grant date and 33.34% on the third anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(9)	Represents the number of TSR PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2024, this table shows the number of shares underlying the outstanding TSR PSU award assuming a payout at the threshold level. The PSUs vest 33.3% on each of the first, second and third anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each TSR PSU represents the right to receive one share of Common Stock upon vesting.
(10)	Represents the number of MW PSUs that are eligible to vest, based on our MW targets from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the commercial operations date MW progress through the end of Fiscal 2024, this table shows the number of shares underlying the outstanding MW PSU award assuming a payout at the target level. The MW PSUs vest 33.3% on each of the first, second and third anniversaries of the grant date (with the total amount ultimately vested reflecting MW growth performance as of the third anniversary of the grant date). Each MW PSU represents the right to receive one share of Common Stock upon vesting.
(11)	Represents RSUs which vest 33% on the second anniversary of the grant date and 67% on the third anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(12)	The market value is based on the closing price of our Common Stock on December 31, 2024, which was the last trading day of Fiscal 2024, of $67.72, multiplied by the number of underlying shares of Common Stock. All amounts shown for TSR PSUs are shown at threshold level of achievement representing a 50% payout and all amounts shown for MW PSUs are shown at target level of achievement representing a 100% payout and all amounts shown for MW PSUs are shown at target level of achievement representing a 100% payout.

OPTION EXERCISES AND STOCK VESTED IN 2024

The following table provides information regarding the exercise of SARs and vesting of RSUs held by our NEOs during the year ended December 31, 2024.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
Doron Blachar	—	—	5,542	374,205
Assaf Ginzburg	—	—	3,170	215,071
Shimon Hatzir	—	—	2,252	149,618
Ofer Ben Yosef	—	—	2,090	142,800
Jessica Woelfel	—	—	876	57,914
(1)	Value realized on vesting is based on the fair market value of closing market price of our Common Stock at the time of vesting and includes the value of payments in lieu of fractional shares.

PENSION PLANS

We did not maintain a pension plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2024.

NON-QUALIFIED DEFERRED COMPENSATION

We did not maintain a non-qualified deferred compensation plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2024.

56	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES |

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For 2024, our named executive officers were entitled to certain benefits upon a termination and/or change in control pursuant to their employment agreements and equity award agreements. Pursuant to the Change in Control Severance Plan (the “Severance Plan”), in the event that certain management employees’, including the NEOs (the “Eligible Participants”), employment is terminated by the Company without Cause within three months prior to and 24 months following a Change in Control, other than due to death or Disability, or an Eligible Participant resigns for Good Reason (all as defined in the Severance Plan) and subject to the effectiveness of a release and continued compliance with restrictive covenants, the Eligible Participant is entitled to the following: (i) cash severance payable in a lump sum equal to 200% or 150% (depending on if the Eligible Participant is designated as tier 1 or 2, respectively) of the sum of his/her base salary and target bonus; (ii) payment of a prorated target bonus in respect of the year of termination payable in a lump sum; (iii) for U.S. participants, eligibility for monthly reimbursements of COBRA premiums for 18 months; and (iv) accelerated vesting of all equity awards that were outstanding as of the Change in Control, with any performance-vesting awards to be deemed vested at actual level of performance determined at the time of such termination (or target level if actual performance cannot reasonably be determined). The Severance Plan supersedes the severance provisions in connection with a Change in Control previously applicable to the NEOs described above who have chosen to participate.

The above severance benefits are in lieu of any other severance benefits to which the participant may be entitled in connection with a Change in Control, except for certain statutory severance entitlements under Israeli law. As a condition of participation, Eligible Participants must execute and comply with restrictive covenants, which generally provide for post-termination non-competition and employee and customer non-solicit restrictions for periods of 12 or 18 months for tiers 1 and 2 respectively, as well as perpetual confidentiality and non-disparagement provisions. All of our NEOs are designated as Tier 2, and elected to participate in the Severance Plan, other than Mr. Blachar.

You should refer to the Severance Plan, filed as an exhibit to the Company’s Annual Report on Form 10-K for Fiscal 2024, for the actual definitions.

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| EXECUTIVE COMPENSATION TABLES

  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Required Tabular Disclosure for Potential Payments as of December 31, 2024

As required by SEC rules, this section reflects the amount of compensation that would have been payable to each of our NEOs in the event of termination of such executive’s employment, assuming the termination occurred effective as of December 31, 2024.

The following table presents potential payouts to our NEOs at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2024, when the closing price of our Common Stock was $67.72 per share as of December 31, 2024. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. In addition to the amounts reported below, our Israel-based NEOs are entitled to continued health, social and other benefits provided by law in connection with a termination of employment by the Company without cause. As described above, Mr. Hatzir will be retiring from his role as Executive Vice President - Electricity Segment of the Company effective September 1, 2025, and will remain employed as a senior consultant to the Company until August 31, 2026. For information on the Hatzir Separation Agreement (which applies for his severance payments after December 31, 2024), see “Executive Compensation Tables - Employment Agreements - Mr. Hatzir”.

		Termination of	Voluntary	Termination
		Employment by	Termination of	in Connection
	Death or	the Company	Employment by	with a Change
Name and	Disability(1)	without Cause(2)	Employee(3)	in Control(4)
Principal Position	($)	($)	($)	($)
Doron Blachar
Accelerated vesting of equity awards	3,690,968	—	—	3,690,968
Cash Payments	608,000	879,344	608,000	2,909,376
Assaf Ginzburg
Accelerated vesting of equity awards	1,680,003	—	—	1,680,003
Cash Payments	342,000	477,908	342,000	1,466,584
Shimon Hatzir
Accelerated vesting of equity awards	1,322,369	—	—	1,322,369
Cash Payments	253,000	432,041	253,000	1,169,624
Ofer Ben Yosef
Accelerated vesting of equity awards	992,843	—	—	992,843
Cash Payments	252,000	359,424	252,000	1,113,408
Jessica Woelfel
Accelerated vesting of equity awards	876,669	—	—	876,669
Cash Payments	262,274	380,055	260,000	1,231,181
(1)	Upon the death of a NEO, such NEO will be entitled to accelerated vesting of certain equity awards, which include the value of all RSUs and PSUs outstanding at December 31, 2024, with target performance assumed for PSUs, in accordance with the terms of the award agreements. The cash payments amounts include the Fiscal 2024 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment terminates as a result of death or disability, the participant’s beneficiary will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements and for Ms. Woelfel, the estimated value of four months of COBRA reimbursements.
(2)	The cash payments include (i) continued monthly salary for each of the NEOs during the notice provision (in the case of Ms. Woelfel, her entitlement to salary continuation) included in their employment agreements in the event of a termination of employment on December 31, 2024, which is six months for Mr. Blachar and Mr. Hatzir (inclusive of his four month adjustment period) and four months for each of Mr. Ginzburg, Mr. Ben Yosef and Ms. Woelfel, (ii) the Fiscal 2024 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant is terminated without cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
(3)	We have entered into “Section 14 arrangements,” contained in the employment agreements of each of our NEOs based in Israel, pursuant to which we make monthly contributions to fund any severance payments that are required under Israeli law. Without these arrangements, the NEOs would be entitled to receive severance payments only in the event their employment was terminated by the Company. The effect of the Section 14 arrangements is that the NEOs based in Israel will receive the severance payments in the event they terminate their employment with the Company for any reason; however, the amount the NEOs would receive under the Section 14 arrangements is not able to be determined. The cash payments amounts included in this column represent the severance payments to the NEOs pursuant to the Fiscal 2024 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment is terminated for any reason, other than by the Company for cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements, and will be increased for the NEOs based in Israel based on the amount they would receive under the Section 14 arrangements.
(4)	Reflects the benefits that would have been to our NEOs pursuant to the Severance Plan described above in the event of a termination on December 31, 2024 as follows: (i) cash severance payable in a lump sum equal to 200% (for Mr. Blachar) and 150% (for the other NEOs) of the sum of the NEO’s base salary and target bonus; (ii) target bonus for fiscal 2024; (iii) for Ms. Woelfel, the estimated value of 18 months of COBRA reimbursements; and (iv) the value of all unvested equity awards outstanding as of December 31, 2024, with any performance-criteria calculated at target level.

58	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PAY RATIO

CEO PAY RATIO

Our CEO, Doron Blachar, had Fiscal 2024 total compensation of $3,820,182, as reflected in the Summary Compensation Table included above. We estimate that the median of the annual total compensation of Ormat employees for the year ended December 31, 2024 was $110,239. For purposes of this calculation, our global employee population consisted of 713 U.S. and 799 non-U.S. employees (before the exclusion of employees in

Guadeloupe) on December 31, 2024. In accordance with SEC rules, we excluded our CEO and employees from Guadeloupe (23 employees, which represented less than 5% of our employee base) to identify the median compensated employee. As a result, Mr. Blachar’s annual total compensation was approximately 35 times that of the median annual total compensation of all employees.

IDENTIFYING THE MEDIAN EMPLOYEE

We identified the median employee using compensation information derived from our payroll records. Our methodology in calculating the annual total compensation for employees (other than our CEO) included salary, social benefits, health insurance and cash bonus. Accordingly, the calculation included the following compensation components in the following jurisdictions: (a) in the United States, annual total compensation included salary, health insurance (employer’s portion) and 401(k) plan (employer’s portion); (b) in Israel, annual total compensation included salary, bonus (including discretionary bonus) and social benefits; and (c) in jurisdictions where we have employees other than in the United States and Israel, annual total compensation included salary, bonus and social benefits. Equity awards that were exercised or that vested during 2024 were included in the calculation of annual total compensation, as shown in our payroll and human resource records for 2024.

In identifying the median employee and determining total compensation or any elements of total compensation, we did not make any cost-of-living adjustments or any other material assumptions, adjustments or estimates, except as otherwise disclosed herein.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	59

PAY VERSUS PERFORMANCE

Pursuant to Item 402(v) of Regulation S-K, we are providing the following information about the relationship between (i)   executive “compensation actually paid” to the Company’s chief executive officer and other named executive officers and (ii) certain aspects of the financial performance of the Company.

The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.” The below disclosure is provided only to comply with applicable SEC rules.

PAY VERSUS PERFORMANCE TABLE

							Value of Initial Fixed $100 Investment Based On(4)
Year(1)	Summary Compensation Table Total for PEO 1(2) ($)	Summary Compensation Table Total for PEO 2(2) ($)	Compensation Actually Paid to PEO 1(3) ($)	Compensation Actually Paid to PEO 2(3) ($)	Average Summary Compensation Table Total for Other NEOs(2) ($)	Average Compensation Actually Paid to Other NEOs(3) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income ($000)	Adjusted EBITDA(6) ($000)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2024	—	3,820,182	—	3,072,297	1,437,391	1,195,493	90.87	58.66	131,241	550,455
2023	—	3,058,576	—	2,152,769	1,262,912	932,504	101.7	87.1	133,137	481,741
2022	—	2,057,159	—	2,830,554	1,134,725	1,453,939	116.05	111.98	77,795	435,463
2021	—	1,074,687	—	197,417	563,282	194,105	106.41	208.65	76,077	401,444
2020	1,842,741	2,405,763	3,388,339	3,986,154	1,294,262	1,725,013	121.15	302.04	101,806	420,159

(1)	Isaac Angel served as our Chief Executive Officer, also referred to as our Principal Executive Officer (“PEO”), until July 1, 2020, when he was succeeded by Doron Blachar. Mr. Blachar has served as the PEO since July 1, 2020 and for the entirety of 2024, 2023, 2022 and 2021. Mr. Angel is labeled as “PEO 1” and Mr. Blachar as “PEO 2.” Our other NEOs for the applicable fiscal years are labeled as “Other NEOs” and are as follows:

•	2024: Assaf Ginzburg, Shimon Hatzir, Ofer Ben Yosef and Jessica Woelfel.

•	2023: Assaf Ginzburg, Shimon Hatzir, Ofer Ben Yosef and Jessica Woelfel.

•	2022: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.

•	2021: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.

•	2020: Assaf Ginzburg, Shlomi Argas, Zvi Krieger and Hezi Kattan.

(2)	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of Mr. Angel (PEO 1 for 2020) and Mr. Blachar (PEO 2 for 2020, and otherwise the sole PEO for subsequent years), and (ii) the average of the total compensation reported in the SCT for the applicable year for our Other NEOs.

(3)	Amounts reported in these columns represent the amount of “Compensation Actually Paid” (“CAP”) as computed in accordance with Item 402(v) of Regulation S-K. A reconciliation of the adjustments for PEOs and for the average of the Other NEOs is set forth in the following table. The CAP amounts do not reflect the actual amount of compensation earned by or paid to the PEOs or Other NEOs in the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to each applicable executive officer’s total compensation reported in the SCT for each year to determine the CAP:

60	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE |

PAY VERSUS PERFORMANCE TABLE

	2024		2023		2022		2021		2020
	PEO D. Blachar	Average Other	PEO D. Blachar	Average Other NEOs	PEO D. Blachar	Average Other NEOs	PEO D. Blachar	Average Other NEOs	PEO 1 I. Angel	PEO 2 D. Blachar	Average Other NEOs
Summary Compensation Table Total	$3,820,182	$1,437,391	$3,058,576	$1,262,912	$2,057,159	$1,134,725	$1,074,687	$563,282	$1,842,741	$2,405,763	$1,294,262
Less Fair Value of Stock Awards and Option Awards Reported in SCT for the Covered Year	(2,500,000)	(706,250)	(1,800,000)	(625,000)	(900,000)	(468,750)	—	—	—	(1,500,000)	(787,500)
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	2,134,534	602,991	1,542,619	535,630	1,286,723	661,194	—	—	—	2,808,248	1,149,132
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	(217,300)	(96,001)	(470,447)	(197,457)	319,048	136,611	(658,791)	(310,336)	1,379,542	281,057	198,868
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Covered Year	—	—	—	—	—	—	—	—	—	—	—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	(165,119)	(42,637)	(177,979)	(43,582)	67,624	(9,840)	(218,479)	(58,841)	166,056	(8,914)	(129,749)
Less Fair Value at the End of the Prior Year of Equity Awards that Were Forfeited Due to Failure to Meet Vesting Conditions in the Covered Year	—	—	—	—	—	—	—	—	—	—	—
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	—	—	—	—	—	—	—	—	—	—	—
Compensation Actually Paid	3,072,297	1,195,493	2,152,769	932,504	2,830,554	1,453,939	197,417	194,105	3,388,339	3,986,154	1,725,013

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the covered year.

(4)	TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The TSR assume $100 was invested at the close of market on December 31, 2019 in our Common Stock, and assumes the reinvestment of any dividends.

(5)	“Peer Group” represents the PBW - Invesco WilderHill Clean Energy ETF. The Peer Group TSR assumes $100 was invested at the close of market on December 31, 2019 in the stocks of the companies included in the PBW - Invesco WilderHill Clean Energy ETF, and assumes the reinvestment of any dividends.

(6)	Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and accretion, adjusted for the following: (i) mark-to-market gains or losses from accounting for derivatives; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement; (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (vii) other unusual or non-recurring items.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	61

| PAY VERSUS PERFORMANCE

  TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link NEO compensation to Company performance. Each performance metric below is used for purposes of determining payouts under either our Management Plan or vesting of our PSUs. Please see “Compensation Discussion and Analysis” for a further description of these performance metrics (including, in the case of Adjusted EBITDA, how it is calculated) and how they are used in our executive compensation program. As noted above, we do not in practice use any performance measures to link “compensation actually paid” (as calculated herein) to Company performance. However, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation, as more fully described in “Compensation Discussion and Analysis.”

Most Important Financial Performance Measures
Adjusted EBITDA
Revenue
Relative TSR
Megawatt Growth

RELATIONSHIP BETWEEN CAP AND CERTAIN FINANCIAL MEASURES

Relationship between CAP and GAAP Net Income

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our GAAP Net Income for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and GAAP Net Income

62	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE |

RELATIONSHIP BETWEEN CAP AND CERTAIN FINANCIAL MEASURES

Relationship Between CAP and Adjusted EBITDA (our Company-Selected Measure)

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our Adjusted EBITDA for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and Adjusted EBITDA

Relationship Between CAP and TSR

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the other NEOs, (ii) our TSR, and (iii) our Peer Group TSR for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and TSR

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	63

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), to serve as our independent registered public accounting firm for 2025.

Stockholder approval is not required to appoint PwC as the independent registered public accounting firm for 2025. Our Board believes, however, that submitting the appointment of PwC to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chair are directly involved in the selection of PwC’s lead audit partner. PwC has served as the Company’s independent registered public accounting firm since 2018. The Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

We expect that a representative from PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following tables set forth the aggregate fees billed to us for Fiscal 2024 and Fiscal 2023 by PwC member firms:

	2024 ($)	2023 ($)
Audit Fees(1)	3,720,966	3,634,982
Audit-Related Fees(2)	80,000	165,000
Tax Fees(3)	894,658	1,541,959
All Other Fees(4)	—	—
Total:	4,695,654	5,341,941
(1)	Audit Fees represent the aggregate fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our Form 10-Q filings, SEC registration statements and other filings, and services that are normally provided in connection with our statutory and regulatory filings.

(2)	Audit-Related Fees represent the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and that are not reported under paragraph (1) above. In 2024, Audit-Related Fees also consisted of fees for attestation services that are not required by statute or regulation. In 2024 and 2023, Audit-Related Fees also consisted of fees related to the assessment of compliance with professional standards in connection with a system implementation.

(3)	Tax Fees represent the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	All Other Fees represent annual software license fees.

64	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM |
AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm in Fiscal 2024 and Fiscal 2023 were pre-approved by the Audit Committee of our Board, which concluded that the provision of such services by PwC member firms was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for pre-approval of audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, except as would be considered de minimis under Exchange Act rules. A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2024 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board and has discussed these documents with the independent registered public accounting firm, as well as other matters related to the independent registered public accounting firm’s independence from management and the Company (including also considering whether the independent registered public accounting firm’s provision of tax services to the Company is consistent with maintaining the independent registered public accounting firm’s independence). The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for Fiscal 2024, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Michal Marom, Chair

Karin Corfee
Stanley B. Stern
Byron G. Wong

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	65

TRANSACTIONS WITH RELATED PERSONS

The following section discloses all related person transactions which we have been a party since January 1, 2024, as required to be reported under Item 404(a) of Regulation S-K.

TRANSACTIONS WITH ORIX

On May 4, 2017, the Company entered into a commercial cooperation agreement (the “CCA”), a registration rights agreement (the “RRA”) and a governance agreement (the “Governance Agreement” and collectively with the CCA and RRA, the “Transaction Agreements”) with ORIX in connection with its purchase of approximately 22.1% of our common stock for approximately $627 million. The Transaction Agreements became effective upon the closing of the ORIX Transaction on July 26, 2017, and the Governance Agreement was amended on April 13, 2020 and the RRA on November 16, 2022.

As described below, the Governance Agreement would terminate automatically if ORIX and its affiliates collectively owned less than 5% of the voting power of our outstanding voting securities, and the CCA would terminate automatically at termination of the Governance Agreement. In December 2024, ORIX exercised its rights under the RRA to sell 3,700,000 shares in an underwritten secondary offering, resulting in it and its affiliates collectively owning less than 5% of the voting power of outstanding voting securities. As a result, at the closing of this secondary offering on December 13, 2024, the Governance Agreement and CCA automatically terminated, and are no longer in effect, and effective 90 days later, ORIX ceased to have rights under the RRA to require that we effect any SEC registrations or offerings on its behalf.

Commercial Cooperation Agreement

Pursuant to the CCA, the Company and its affiliates had an exclusive right of first refusal to own, invest in, develop and operate new geothermal business opportunities outside the State of Japan that are sourced by or presented to ORIX or its affiliates after the effective date of the CCA, subject to certain limitations. The Company and its affiliates also had the exclusive right to provide certain geological, engineering, procurement, construction, operational and/or management services, and the option to acquire up to 49% ownership of all geothermal projects within the State of Japan that (i) are new geothermal business opportunities sourced by or presented to ORIX or its affiliates after the effective date of the CCA, (ii) have an expected generating capacity of greater than 15MW and (iii) that are 100% owned by ORIX or its affiliates, or with respect to which ORIX or its affiliates have the ability to control all relevant decisions without being required to obtain any third party consent. Subject to certain limitations, ORIX and its affiliates were required to use their commercially reasonable efforts to engage the Company or its affiliates to provide certain geological, engineering, procurement, construction, operational and/or management services to all geothermal projects within the State of Japan that meet the foregoing criteria, but that have an expected generating capacity of 15MW or less. Furthermore, ORIX was required to use commercially reasonable efforts to assist the Company and its affiliates in obtaining project financing for geothermal projects from certain providers of debt financing with which ORIX or its affiliates have a commercial relationship at the applicable time. As described above, the CCA automatically terminated at the closing of the ORIX secondary offering on December 13, 2024.

Governance Agreement

The Governance Agreement provided ORIX certain governance rights based on its beneficial ownership of outstanding voting securities, including the right to nominate certain directors to our Board. As described above, the Governance Agreement automatically terminated at the closing of the ORIX secondary offering on December 13, 2024, and ORIX ceased to have rights to nominate directors to our Board. Pursuant to the Governance Agreement, ORIX was required to use its reasonable best efforts to cause its one director, Mr. Nikkel, nominated by it to tender his resignation, unless a majority of the directors other than the directors appointed by ORIX agreed in writing that Mr. Nikkel was not required to resign. A majority of the members of our Board agreed that Mr. Nikkel was not required to resign following the offering in 2024 due to his extensive experience and knowledge of the renewable energy market, and ORIX and Mr. Nikkel agreed that he would remain as a member of our Board. On March 11, 2025, as the Board finalized preparations for this Annual Meeting, Mr. Nikkel informed the Board that according to ORIX guidelines and requirements, he would not be able to stand for reelection and would step down from our Board on the date of this Annual Meeting.

66	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

Registration Rights Agreement

The RRA provided, among other things, that we were required to file a shelf registration statement, or a post-effective amendment or prospectus supplement to any then effective registration statement, to permit a public offering and sale of shares of common stock held by ORIX, after the closing of an underwritten secondary offering by ORIX in November 2022. We were required to keep such shelf registration statement available for a period of three years after its initial effectiveness subject to our right to suspend its availability for up to 120 days (and no more than 90 consecutive days) in any calendar year. ORIX could, at any time, request an underwritten shelf takedown for shares of common stock held by it; provided, that the market value of such shares to be sold pursuant to the underwritten shelf takedown have a market value of at least $100 million at the time of the demand. ORIX could exercise such demand rights twice, which it did first in the secondary offering in November 2022 and again in the secondary offering in

December 2024. We were also required to bear certain expenses relating to these registrations and offerings, including registration, filing and listing fees, printing fees and legal and accounting expenses. For the December 2024 secondary offerings, the total expenses payable by us were approximately $350,000.

The RRA also provided that, as long as ORIX has “registrable securities” as defined in the RRA, if at any time the Company proposed to file a registration statement with the SEC in connection with any public offering of its Common Stock, ORIX would be permitted to require the Company to include the securities held by ORIX in such registration. 90 days after the closing of the underwritten secondary offering on December 13, 2024, ORIX ceased to own “registrable securities,” such that it no longer has rights under the RRA to require that we effect any additional SEC registrations or offerings on its behalf.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof) and adopted a written policy on transactions with related persons. Under this policy:

●	any related person transaction, and any material amendment or modification to a related person transaction, in which the amount involved exceeds $120,000, in each case which are required to be disclosed pursuant to Item 404(a) of Regulation S-K or approved pursuant to NYSE rules, must be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board; and

●	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee for its approval.

In connection with the review and approval or ratification of a related person transaction:

●	management must disclose to the Audit Committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction or, in the case of indebtedness, the amount of principal, the approximated dollar value of the related person’s interest in the transaction and any other material information regarding the related person or the transaction;
●	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

●	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

●	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider all relevant facts and circumstances, including, but not limited to whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	67

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2024:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation plans approved by security holders	1,461,967	$69.9	2,714,080
Equity Compensation plans not approved by security holders	—	—	—
Total	1,461,967	$69.9	2,714,080
(1)	Includes outstanding stock options, SARs, RSUs and PSUs issued pursuant to the 2012 Incentive Compensation Plan (the “2012 ICP”) and the 2018 ICP. Pursuant to SEC guidance, the number of unearned PSUs included is at the maximum payout level.

(2)	Since RSU and PSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.

(3)	Includes shares available for future grant under the 2018 ICP. Following approval of our 2018 ICP at the 2018 Annual Meeting of Stockholders, no further awards have been, or may be, granted under the 2012 ICP.

68	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 12, 2025 for:

●	each person known to us to own beneficially 5% or more of our outstanding Common Stock;

●	each of our directors or director nominees;

●	each of our named executive officers; and

●	all of our directors, director nominees and executive officers as a group.

As of March 12, 2025, there were 60,610,141 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial ownership” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities, including SARs and/or RSUs, of which that person has a right to acquire beneficial ownership (i) within 60 days, or (ii) in the case of directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
BLACKROCK, INC.	8,847,797(1)	14.6%
THE VANGUARD GROUP	6,060,547(2)	10.0%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
ISAAC ANGEL††	47,668(3)	*
RAVIT BARNIV†	1,753(4)	*
KARIN CORFEE††	4,661(5)	*
DAVID GRANOT††	6,188(6)	*
MIKE NIKKEL††	—	—
MICHAL MAROM††	3,975(7)	*
DAFNA SHARIR††	9,460(8)	*
STANLEY B. STERN††	12,019(9)	*
BYRON G. WONG††	17,521(10)	*
DORON BLACHAR†	81,397(11)	*
ASSAF GINZBURG†	60,669(12)	*
SHIMON HATZIR†	39,509(13)	*
OFER BEN YOSEF†	33,148(14	*
JESSICA WOELFEL††	22,114(15)	*
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (14 PERSONS)	340,676(16)	*

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	69

| DELINQUENT SECTION 16(A) REPORTS

†	c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel.

††	c/o Ormat Technologies, Inc., 6884 Sierra Center Pkwy., Reno, Nevada 89511.

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Based on Schedule 13G/A (Amendment No. 9) filed with the SEC on March 7, 2024 by BlackRock Inc. (“Blackrock”). Includes, as of February 29, 2024, 8,847,797 shares beneficially owned, consisting of 8,730,812 shares as to which BlackRock has sole voting power and 8,884,797 shares to which BlackRock has sole dispositive power. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(2)	Based on Schedule 13G/A (Amendment No. 9) filed with the SEC on March 6, 2025 by The Vanguard Group (“Vanguard”). Includes, as of February 28, 2025, 6,060,547 shares beneficially owned, consisting of 37,045 shares as to which Vanguard has shared voting power, 5,955,893 shares as to which Vanguard has sole dispositive power and 102,654 shares as to which Vanguard has shared dispositive power. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Includes 2,630 shares of Common Stock underlying RSUs.

(4)	Includes 1,753 shares of Common Stock underlying RSUs.

(5)	Includes 1,753 shares of Common Stock underlying RSUs.

(6)	Includes 2,525 shares of Common Stock underlying SARs and 3,663 shares of Common Stock underlying RSUs.

(7)	Includes 1,753 shares of Common Stock underlying RSUs.

(8)	Includes 2,525 shares of Common Stock underlying SARs and 5,314 shares of Common Stock underlying RSUs.

(9)	Includes 2,525 shares of Common Stock underlying SARs and 6,512 shares of Common Stock underlying RSUs.

(10)	Includes 2,525 shares of Common Stock underlying SARs and 8,090 shares of Common Stock underlying RSUs.

(11)	Includes 2,252 shares of Common Stock underlying RSUs.

(12)	Includes 1,063 shares of Common Stock underlying RSUs.

(13)	Includes 876 shares of Common Stock underlying RSUs.

(14)	Includes 625 shares of Common Stock underlying RSUs.

(15)	Includes 1,600 shares of Common Stock underlying SARs and 563 shares of Common Stock underlying RSUs.

(16)	Includes, in the aggregate, 7,500 shares of Common Stock underlying options, 11,400 shares of Common Stock underlying SARs and 36,847 shares of Common Stock underlying RSUs, which are owned by all directors, director nominees and executive officers.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and certain persons who beneficially own more than 10% of our Common Stock file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities.

Based solely on a review of the copies of Forms 3, 4 and 5 filed with the SEC and on written representations from certain reporting persons, we believe that during Fiscal 2024, our directors, executive officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except that, due to inadvertent administrative oversight, each of Messrs. Ginzburg and Hatzir filed a late Form 4 on March 4, 2025 for the vesting of RSUs in 2024.

70	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on May 7, 2025, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, go to https:// web.lumiconnect.com/251938693. In order to gain access, stockholders of record as of the Record Date of March 12, 2025 should click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “ormat2025” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Annual Meeting, you may also need to obtain a legal proxy reflecting the number of shares of Common Stock of the Company you held as of the Record Date, along with your name and email address, and a request for registration to Equiniti Trust Company, LLC: (1) by email to proxy@equiniti.com; (2) by facsimile to (718) 765-8730; or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 55 Challenger Road, Suite 200B 2nd Floor, Ridgefield Park, NJ 07660. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti Trust Company, LLC no later than 5:00 p.m. Eastern Daylight Time on May 1, 2025.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions real-time via the meeting website https://web.lumiconnect.com/251938693. We are limiting questions to one per stockholder unless time otherwise permits. We will be answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

●	By Internet - You may submit your proxy by going to www.voteproxy.com and follow the on-screen instructions or scan the QR code on your Notice or proxy card with your smartphone. You will need the Notice or proxy card in order to vote by Internet.

●	By Telephone - You may submit your proxy by using a touch-tone telephone to call toll-free +1 (800) 776-9437 in the United States or +1 (201) 299-4446 from foreign countries and following the instructions. You will need the Notice or proxy card in order to vote by telephone.

●	By Mail - You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 6, 2025 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 7, 2025.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are three proposals scheduled to be voted on:

●	Proposal 1: elect the eight director nominees listed in this Proxy Statement (the “Nominee Proposal”);

●	Proposal 2: ratify the appointment of PwC as our independent registered public accounting firm for 2025 (the “Ratification Proposal”); and

●	Proposal 3: approve the compensation of our NEOs on an advisory basis (the “Say-on-Pay Proposal”).

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	71

| QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Members of our management team and a representative of PwC will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Ormat’s Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 60,610,141 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm, along with a voting instruction card. You may vote by directing your bank or brokerage firm how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated below.

Under the rules of the NYSE, if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal and Say-on-Pay Proposal are not considered to be routine matters, so the broker or bank cannot vote your shares on the Nominee Proposal and Say-on-Pay Proposal unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” “Broker non-votes” will have no impact on the outcome of the Nominee Proposal or the Say-on-Pay Proposal, but will count toward a quorum at the Annual Meeting. For more information, see “—How many shares must be present to hold the Annual Meeting?”

As a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a proxy form from your broker or bank to use at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card at the same time?

It generally means you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Can I change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a record holder of shares, you may revoke your proxy or change your vote at any time before it is actually voted:

●	by signing and delivering another proxy with a later date that is received no later than May 7, 2025;

●	by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 6, 2025;

●	by sending a written statement to that effect to the Company’s Corporate Secretary, provided that such statement is received no later than May 7, 2025; or

●	by voting via the Internet at the Annual Meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance via the Internet at the Annual Meeting will not, by itself, revoke your proxy.

What will be the result if I submit my executed proxy card without making specific instructions?

If you are the record holder of shares and properly submit an executed proxy card without making specific instructions, your shares will be voted in the manner recommended by our Board of Directors as follows: “FOR” each of the eight director nominees (the Nominee

72	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING |

Proposal); “FOR” the ratification of the appointment of our independent registered public accounting firm (the Ratification Proposal); and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (the Say-on-Pay Proposal). If any other matters not included in this Proxy Statement properly come before the meeting, the shares represented by the proxy will be voted by the holders of the proxies in accordance with their best judgment to the extent permitted by Rule 14a-4(c) under the Exchange Act. The proxy may be removed at any time prior to exercise by the means discussed above in “—Can I change my vote after I submit my proxy?”

Who will count the votes?

Ormat’s transfer agent, Equiniti Trust Company, LLC, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained Morrow Sodali to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The list will be available for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time), at our principal executive offices at 6884 Sierra Center Pkwy., Reno, Nevada 89511, by contacting the Corporate Secretary at (775) 356-9029.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Proposal 2 – Say-on-Pay Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Proposal 3 – Ratification Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	73

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6884 Sierra Center Pkwy., Reno, Nevada 89511, Attention: Corporate Secretary or (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

ADDITIONAL FILINGS

The Company’s reports on Forms 10-K, 10-Q, and 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Clawback Policy, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Investment Committee Charter, and Sustainability Committee Charter and amendments thereto are also available at our website, as described above.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (775) 356-9029.

ANNUAL REPORT TO STOCKHOLDERS

Additional copies of our Annual Report to Stockholders for the fiscal year ended December 31, 2024 and copies of our annual report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC are available to stockholders without charge upon written request addressed to Ormat Technologies, Inc., Attention: Investor Relations, 6884 Sierra Center Pkwy., Reno, Nevada 89511.

74	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

OTHER INFORMATION |

INSIDER TRADING POLICY

INSIDER TRADING POLICY

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. For more information on compensation-related aspects of this policy, see

“Compensation Discussion and Analysis—Compensation Governance—Other Compensation-Related Policies and Procedures—Equity Grant Procedures.” It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our insider trading policy is attached as Exhibit 19.1 to the 2024 Annual Report.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2026 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company and must be received no later than November 27, 2025, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination and provide the information and satisfy the other requirements set forth in the bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this means that any such proposal or nomination must be delivered no earlier than January 7, 2026 and no later than February 6, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment)

by more than 60 days from the anniversary of the 2025 Annual Meeting of Stockholders, the stockholder must deliver any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2026 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. The notice must contain the information required by our bylaws, and the stockholder(s) must comply with the information and other requirements in our bylaws. Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b) (2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6884 Sierra Center Pkwy., Reno, Nevada 89511.

ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT	75

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements relating to current expectations, estimates, forecasts and projections about future events, including ESG-related targets, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, as well as goals related to ESG initiatives, are forward-looking statements. When used in this proxy statement, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “target”, “goal”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends.

Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties, including our assumptions not being realized, our ability to execute our strategies in the time frame expected or at all, changing government regulations, scientific or technological developments, climate-related conditions and weather events, our ability to gather and verify data regarding environmental impacts, the compliance of various third parties with our policies and procedures, and our expansion into new products, services, and geographic regions, as well as the risks, uncertainties and other factors described under “Risk Factors” in Ormat’s annual report on Form 10-K filed with the SEC on February 27, 2025 and in quarterly reports on Form 10-Q that are filed from time to time with the SEC.

The inclusion of information in this proxy statement should not be construed as a characterization regarding the materiality or financial impact of that information. Moreover, this proxy statement may use certain terms, including those that GRI Standards, SASB or TFCD or others may refer to as “material,” to reflect the issues or priorities of Ormat and its stakeholders. Used in this context, however, these terms are distinct from, and should not be confused with, the terms “material” and “materiality” as defined by or construed in accordance with securities, or other, laws or as used in the context of financial statements and reporting.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

76	ORMAT TECHNOLOGIES, INC. | 2025 PROXY STATEMENT

Clear Channel Outdoor
ORMAT
CELEBRATING
60 YEARS
OF LEADERSHIP IN
RENEWABLE ENERGY
ORMAT
20 YEARS
ORA LISTED NYSE
GOOD MORNING AMERICA
GMA

The NYSE celebrating Ormat's 20th year of trading and 60th Anniversary with a billboard at Times Square.

HELPFUL RESOURCES

CONTACT INFORMATION

Questions for the Board, any of the directors or committees of the Board should be directed to:

Ormat Technologies, Inc.

c/o Jessica Woelfel

General Counsel, Chief Compliance Officer, and Corporate Secretary

6884 Sierra Center Parkway
Reno, NV 89511

Concerns may be raised on a confidential or anonymous basis by telephone or online. To raise a concern online or for dialing instructions, please go to www.ethicspoint.com.

ANNUAL MEETING INFORMATION

The Proxy Statement – https://www.astproxyportal.com/ast/13766

Online voting (US) – www.voteproxy.com

Online voting (Israel) – https://votes.isa.gov.il

Annual Meeting Webcast – https://web.lumiconnect.com/251938693, password ormat2025

ORMAT INFORMATION

Company Website – www.ormat.com

Board of Directors - https://www.ormat.com/en/company/welcome/leadership/

Executive Management - https://www.ormat.com/en/company/welcome/leadership/

Corporate Governance Documents - https://www.ormat.com/en/company/welcome/governance/

Sustainability Information - https://www.ormat.com/en/sustainability/overview/main/

INVESTOR TOOLS

https://investor.ormat.com/corporate-profile/default.aspx

Web links throughout this document are provided for convenience only, and the contents on the referenced website are not part of or otherwise incorporated by reference into this Proxy Statement.

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 7, 2025 9:00 AM EDT

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting https://web.lumiconnect.com/251938693 (Password: ormat2025).

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The proxy statement and annual report to security holders are available at https://www.astproxyportal.com/ast/13766

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333333333300000 2	050725

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, AND
"FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given below. If this proxy is returned executed but without instructions, it will be voted “FOR” the election of each director nominee listed in proposal 1, and "FOR" proposals 2 and 3.

Note: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

1.	To elect the eight director nominees listed below to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders.

		FOR	AGAINST	ABSTAIN
	(A) Isaac Angel	☐	☐	☐
	(B) Ravit Barniv	☐	☐	☐
	(C) Karin Corfee	☐	☐	☐
	(D) David Granot	☐	☐	☐
	(E) Michal Marom	☐	☐	☐
	(F) Dafna Sharir	☐	☐	☐
	(G) Stanley B. Stern	☐	☐	☐
	(H) Byron G. Wong	☐	☐	☐
2.	To approve, in a non-binding, advisory vote, the compensation of our named executive officers.	☐	☐	☐

3.	To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2025.	☐	☐	☐

Signature of Stockholder	Date:	Signature of (Joint Owners)	Date:

Note:

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2025 AT 9:00 AM EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Doron Blachar, Chief Executive Officer, Assaf Ginzburg, Chief Financial Officer and Jessica Woelfel, Corporate Secretary, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 12, 2025 at the Annual Meeting of Stockholders to be conducted via live audio webcast, at https://web.lumiconnect.com/251938693 (Password: ormat2025) on May 7, 2025 at 9:00 AM EDT, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying proxy materials.

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability and proxy materials, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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